Registration Statement No. 333-

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  DTOMI, INC.


             (Exact name of Registrant as specified in its charter)



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            Nevada                            3590                         98-0207554
(State or Other Jurisdiction of   (Primary Standard Industrial   (IRS Employer Identification
 Incorporation or Organization)      Classification Number)                 Number)
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                 (Name of small business issuer in its charter)
                       200 Ninth Avenue North, Suite 220
                          Safety Harbor, Florida 34965
                                 (727) 723-8664
             (Address and telephone of principal executive offices)

                      Corporation Trust Company of Nevada
                                 6200 Neil Road
                               Reno, Nevada 89511
                                 (775) 688-3061
           (Name, address and telephone number of agent for service)

                                   Copies to:
                             Thomas E. Puzzo, Esq.
                            The Otto Law Group, PLLC
                         900 Fourth Avenue, Suite 3140
                               Seattle, WA 98164
                                 (206) 262-9545

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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                         CALCULATION OF REGISTRATION FEE

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 Title of each class of securities to be     Amount to be        Proposed         Proposed         Amount of
               registered                 registered (1) (2)      maximum         maximum         registration
                                                              offering price   offering price(3)      fee
                                                                 per share
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share      14,821,280           $0.33          $4,891,022         $619.69
to be offered for resale by existing
shareholders

----------------------------------------------------------------------------------------------------------------
Common stock to be offered for resale by      16,394,723           $0.18          $2,951,050         $373.89
selling stockholders upon exercise of
warrants(4)

----------------------------------------------------------------------------------------------------------------
TOTAL                                         31,216,003                          $7,842,072         $993.58
----------------------------------------------------------------------------------------------------------------
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(1) Estimated pursuant to Rule 457(c) and (g) under the Securities Act of 1933, as amended (the "Securities Act") solely for purposes of calculating amount of registration fee, based on the average of the bid and ask sales prices of the
Registrant's common stock on May 7, 2004, as quoted on the Over-the-Counter
Bulletin Board.
(2) Based on the actual warrant exercise price pursuant to Rule 457.
(3) Estimated  pursuant to Rule 457(c) solely for purposes of calculating amount of  registration  fee,  based on the average of the high and low sales prices of the Registrant's common stock on June 2, 2004, as quoted on the Over-the-Counter
Bulletin Board.
(4) Represents 16,394,723 shares of common stock that may be issued upon exercise of warrants which may be exercised until December 31, 2006 at $0.18 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares and the selling stockholders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS

                              SUBJECT TO COMPLETION

                                   DTOMI, INC.

                             SHARES OF COMMON STOCK

This is a public offering of 31,216,003 shares of the common stock of Dtomi, Inc.

All of the shares being offered, when sold, will be sold by selling stockholders as listed in this prospectus on pages 13 through 14. The selling stockholders are offering: (i) 14,821,280 shares of common stock owned by the selling shareholders, and (ii) 16,394,723 shares of common stock that may be issued upon exercise of warrants until December 31, 2006 at $0.18 per share.

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We will receive $2,654,457 in proceeds upon exercise of the outstanding warrants, assuming the warrants were exercised on May 10, 2004. We will not receive any of the proceeds from the sale of common stock by the selling shareholders.

Our common stock is quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "DTOI." On May 10, 2004, the closing sale price for our common stock was $0.54 on the OTCBB.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS AND UNCERTAINTIES" BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 11, 2004.

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                                TABLE OF CONTENTS

SUMMARY INFORMATION............................................................4
RISK FACTORS AND UNCERTAINTIES.................................................5
DIVIDEND POLICY...............................................................11
SELLING STOCKHOLDERS .........................................................12
PLAN OF DISTRIBUTION..........................................................15
LEGAL PROCEEDINGS.............................................................10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................10
EXECUTIVE COMPENSATION........................................................18
OPTION GRANTS IN 2002.........................................................19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................22
DESCRIPTION OF SECURITIES.....................................................22
THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........24
DESCRIPTION OF THE BUSINESS...................................................25
MANAGEMENT DISCUSSION AND ANALYSIS............................................27
LIQUIDITY AND CAPITAL RESOURCES...............................................28
DESCRIPTION OF PROPERTY.......................................................30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................30
TRANSFER AGENT AND REGISTRAR..................................................31
USE OF PROCEEDS...............................................................31
LEGAL MATTERS.................................................................31
EXPERTS AND CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL MATTERS..............................................31
WHERE YOU CAN FIND MORE INFORMATION...........................................31
FINANCIAL STATEMENTS FOR THE THREE MONTHS PERIOD ENDING MARCH 31, 2004.......F-1 - F-5
FINANCIAL STATEMENTS FOR THE YEARS ENDING MARCH 31, 2004.....................F-1 - F-25
INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................32
RECENT SALES OF UNREGISTERED SECURITIES.......................................32
EXHIBITS......................................................................34
UNDERTAKINGS..................................................................34
SIGNATURES....................................................................35
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Except as otherwise required by the context, all references in this prospectus to (a) "we," "us," or "our," refer to the consolidated operations of Dtomi,
Inc., a Nevada corporation, and (b) "you" refers to prospective investors in the common stock. Unless otherwise indicated or unless the context otherwise requires, all information in this prospectus assumes the exercise of the option by a Selling Stockholder as more fully described in "Selling Shareholders,"
"Description of Capital Stock" and "Plan of Distribution."

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                              SUMMARY INFORMATION

SUMMARY OF THE OFFERING

This is an offering of up to 31,216,003 shares of our common stock, including:
(i) 14,821,280 shares of common stock owned by the selling shareholders, and
(ii) 16,394,723 shares of common stock that may be issued upon exercise of warrants until December 31, 2006 at $0.18 per share.

We will not receive any proceeds from the sale of the shares by the selling stockholders, but we would receive $2,650,871 in proceeds upon exercise of the outstanding warrants, assuming the warrants were exercised on May 10, 2004. We cannot assure you that the warrants will be exercised.

SUMMARY OF OUR BUSINESS

Dtomi, Inc. entered a new development stage in April 2003. At that time, Dtomi licensed the Air Spring Axle(TM) system, an innovative, patented suspension system for small and medium sized trailers (under 26,000lb GVWR) that allows the rear of the trailer to be lowered to ground level. Dtomi's primary focus is now the marketing and licensing of the suspension system to trailer manufacturers and sale of trailers using this system to rental fleet owners. Dtomi believes this design represents a significant improvement with which items such as horses, motorcycles, household items and contractor equipment can be loaded, unloaded and transported. The system can be used on newly manufactured trailers and incorporated into a wide variety of existing trailer designs.

We are headquartered in Safety Harbor, Florida, and we currently have 2 full-time employees.

                              CORPORATE INFORMATION

Our company, Dtomi, Inc., a Nevada corporation, is sometimes referred to as "Dtomi" in this prospectus. We were first incorporated in Nevada on June 11, 1998, under the name "Recon Rubber Corporation." We changed our name to "Copper Valley Minerals Ltd." on July 1, 2000, in connection with Dtomi becoming a development stage mining company. Our company subsequently changed its name to "Dtomi, Inc." on October 25, 2001.

Pursuant to an Asset Purchase Agreement dated January 14, 2002, by and between the Company and International Manufacturer's Gateway, Inc., a Delaware corporation, we acquired certain assets which changed the focus of the Company's business to engage in the development of a software system to provide pertinent sales, marketing and sourcing information to both corporate and consumer clientele with particular specialization for the manufacturing industry. There were no revenues from these initiatives, and in April 2003, we acquired the assets (primarily a patent) which currently comprise the principal part of our business, which is the marketing and sale of our Air Spring AxleTM devices. On July 31, 2003, the patent for the Air Spring AxleTM was subsequently re-transferred to the person from whom it was purchased, John Simpson (currently a director of Dtomi). Simultaneously with the re-transfer of the patent to Mr. Simpson, we obtain from Mr. Simpson, an exclusive license, for a term of 20 years, to use and commercialize the patent and the technology underlying our Air Spring AxleTM devices.

Our principal corporate and executive offices are located at 200 Ninth Avenue North, Suite 220, Safety Harbor, Florida 34965. Our telephone number is (727) 723-8664. We maintain a website at www.dtomi.com. Information contained on our website is not part of this prospectus.

                                  THE OFFERING

This prospectus covers up to 31,216,003 shares of our common stock to be sold by selling stockholders identified in this prospectus.

--------------------------------------------------------------------------------
SHARES OFFERED BY                            31,216,003 shares of common stock,
THE SELLING STOCKHOLDERS                     $0.001 par value per share,
                                             including:
                                             - 14,821,280 shares of common stock
                                             owned by selling shareholders, and
                                             - 16,394,723 shares of common stock
                                             that may be issued upon exercise of
                                             warrants.
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
OFFERING PRICE                               Determined at the time of sale by
                                             the selling shareholders
--------------------------------------------------------------------------------
COMMON STOCK OUTSTANDING AS OF May 7, 2004   28,750,281 shares
--------------------------------------------------------------------------------
NUMBER OF SHARES OF COMMON STOCK             43,477,265
OUTSTANDING AFTER OFFERING(1)
--------------------------------------------------------------------------------
USE OF PROCEEDS                              We will not receive any of the
                                             proceeds of the shares offered
                                             by the selling shareholders.  We
                                             intend to use the proceeds from the
                                             exercise of the warrants, if
                                             exercised, held by certain selling
                                             shareholders for working capital
                                             purposes.
--------------------------------------------------------------------------------
DIVIDEND POLICY                              We currently intend to retain any
                                             future earnings to fund the
                                             development and growth of our
                                             business. Therefore, we do not
                                             currently anticipate paying cash
                                             dividends.
--------------------------------------------------------------------------------
OTC BULLETIN BOARD SYMBOL                    DTOI
--------------------------------------------------------------------------------

(1) This number assumes the issuance of 16,394,723 shares of common stock that may be issued upon exercise of warrants held by selling shareholders. We cannot assure you that the warrants will be exercised by the selling shareholders.

                         RISK FACTORS AND UNCERTAINTIES

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

BECAUSE OF OUR HISTORICAL LOSSES AND EXPECTED LOSSES IN THE FUTURE, IT WILL BE DIFFICULT TO FORECAST WHEN DTOMI CAN ACHIEVE PROFITABILITY.

Dtomi commences its current business in April 2003, subsequent to the purchase of the patent for the technology underlying its Air Spring AxleTM system, which is now being licensed from John Simpson, a director of Dtomi. Dtomi incurred net losses of $2,137,260 and $1,579,752 in the years ended December 31, 2003 and 2002, respectively. We expect to incur losses for the foreseeable future, including for the year ending December 31, 2005.

We have recently increased our operating expenses and expect further increases in operating expenses to facilitate the commercialization of our technology and marketing of our Air Spring AxleTM devices over the next twelve months. We plan to increase our operating expenses to expand our sales and marketing operations, to broaden our customer support capabilities, expand our distribution channels, fund research and development, and to increase our administration resources. A relatively high percentage of our expenses is typically fixed in the short term as our expense levels are based, in part, on our expectations of future revenue. We may not be able to significantly increase our revenue in the near future. To the extent that such expenses precede or are not subsequently followed by increased revenue, our losses would increase and our business, operating results and financial condition would be materially adversely affected. We currently do not have any revenues and will need significantly revenues to achieve profitability. Even if we do achieve profitability, we may be unable to sustain profitability on a quarterly or annual basis in the future. It is possible that our revenues will grow more slowly than we anticipate or that our operating expenses will exceed our expectations.

WE BELIEVE THAT PERIOD-TO-PERIOD COMPARISONS OF OUR FINANCIAL RESULTS ARE NOT MEANINGFUL AND SHOULD NOT BE RELIED UPON AS AN INDICATION OF FUTURE PERFORMANCE BECAUSE WE RECENTLY CHANGED THE FOCUS OF OUR BUSINESS PLAN AFTER ENTERING INTO A LICENSE AGREEMENT TO BE THE EXCLUSIVE LICENSEE OF TECHNOLOGY RELATED TO OUR AIR SPRING AXLETM PRODUCT.

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Prior to entering into an Exclusive Patent License Agreement to be, effective
August 5, 2003, the exclusive licensee of patent technology related to our Air Spring AxleTM product, we had no material business or operations. As a result, the historical information in this prospectus is related to Dtomi prior to Dtomi entering to the Exclusive Patent License Agreement and future results may vary from the historical results described in this prospectus. In addition, evaluation of our future prospects is difficult to assess because we have a limited operating history in marketing our Air Spring AxleTM product to the trailer manufacturing industry and because we are continuing to invest in developing market acceptance of and demand for our Air Spring AxleTM product.

Prior to April 2003, Dtomi was engaged in the development of a software system to provide pertinent sales, marketing and sourcing information to both corporate and consumer clientele with particular specialization for the manufacturing industry. There were no revenues from these initiatives in 2002 or 2003 and further development work was suspended in April 2003, at which time Dtomi re-focused its business by purchasing U.S. Patent #6,650,580 (the "Air Spring Axle Patent"), granted in March 2003 to a John Simpson, currently a director of Dtomi, for his invention of the Air Spring AxleTM.

On April 7, 2003, Dtomi executed an Asset Purchase Agreement for this patent. Subsequently, on July 31, 2003, the Air Spring Axle Patent was superseded by an Exclusive Patent License Agreement to which Dtomi was granted the exclusive right and license to use the Air Spring Axle Patent. The Exclusive Patent License Agreement became effective on August 5, 2003 for a term of twenty years.

We, therefore, have only a limited operating history within our existing plan of operation and our historical results of operations are not necessarily indicative of our future revenue and income potential in the fitness and winter resort industries.

WE ONLY RECENTLY LAUNCHED OUR PLAN TO TARGET THE TRAILER MANUFACTURING INDUSTRY USING NEW TECHNOLOGIES AND MARKET ACCEPTANCE OF OUR AIR SPRING AXLE PRODUCT MAY NEVER DEVELOP.

Dtomi is marketing the Air Spring AxleTM through a variety of methods, including demonstrations, as it seeks to get early market acceptance. Key rental fleet accounts are a top priority, as are licensing agreements with major trailer manufacturers. Dtomi plans to assume sales and marketing responsibility for sales to rental fleets and will contract the manufacture of trailers to meet its customers' specifications. Through its licensing agreements with other trailer manufacturers, Dtomi will seek to take advantage of the strong product and market presence many of these manufacturers have created. Dtomi will provide technical and marketing support and may also provide components. Initially Dtomi is marketing directly to these key prospects but intends to also use representatives to expand market coverage. To be successful, we will need to demonstrate that the benefits the Air Spring AxleTM outweigh the cost associated with switching from an inexpensive conventional trailer ramp system for loading and unloading cargo. We cannot assure you that we will be able to demonstrate this to potential customers with our current resources or in a manner that results in an increase in sales or revenue.

We have made no sales, and as such, there can be no assurance that, in the future, we will experience acceptance, revenue growth, and/or sustain revenue growth in this industry. We cannot assure you that, in the future, we will experience revenue growth, sustain revenue growth or ever become profitable on a quarterly or annual basis. In view of our results of operations to date, and our limited operating history, we believe that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

In addition, our Air Spring AxleTM technology is new in the trailer markets. We cannot predict with any certainty whether or not the end customer - users of trailer who have to offload cargo - will accept the new technology. Our success depends in part upon the acceptance of this technology by the general public and trailer manufacturers because trailer manufacturers are more likely to expand the use of Air Spring AxleTM product in the trailers they manufacture if the general public prefers the use of the hands-free, Air Spring AxleTM system to the conventional trailer ramp systems currently used on most trailers. Without general public acceptance and preference of our Air Spring AxleTM technology, it is unlikely that our customers will make substantial investments in switching from magnetic strip and bar code technology.

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OUR HISTORY OF OPERATING LOSSES AND OUR NEED TO RAISE ADDITIONAL WORKING CAPITAL
MAKES OUR ABILITY TO CONTINUE AS A GOING CONCERN DOUBTFUL.

As of December 31, 2003, we had a working capital deficit of approximately $1,113,896, recurring losses from operations, an accumulated deficit of approximately $7,715,633. Our working capital position when viewed with our plan of operation and history of losses makes our ability to continue as a going concern doubtful. Between January 1, 2003 and December 31, 2003, we raised proceeds of approximately $30,000 from a private placement of shares of common stock at a purchase price of $0.13 per share, $10,000 from the exercise of options to purchase 400,000 shares of common stock and $1,221,750 in private placements of units consisting of common stock and warrants to purchase shares of common stock, resulting in proceeds to Dtomi of $1,039,008 net of subscriptions receivable of $52,500 and offering costs of $187,742. We used the cash investment to satisfy certain working capital requirements. On April 1, 2004, we raised an additional $35,000 in gross proceeds before offering costs and issued units consisting of common stock and warrants in exchange for the settlement of a $17,000 convertible debenture. Cash flow and proceeds from the private placement may be insufficient to fund our capital expenditures, working capital and other cash requirements for the year ending December 31, 2004. We estimate that we will require cash flow of approximately $1,200,000 for operating expenses, new business development, marketing, software development, inventory and related expenses during the year ending December 31, 2004, and anticipate that we will have cash flow from operating revenues of approximately $275,000 for calendar year 2004. As such, our cash flows from operations may not be sufficient to meet our cash requirements over the next 12 months, and we may be required to raise additional capital through debt and/ or equity financings, which may not be available on acceptable terms, if at all.

Our independent public accountants included a "going concern" explanatory paragraph in their audit report on our December 31, 2003 financial statements, which were prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. Our financial statements do not reflect any adjustments to the carrying value of assets and liabilities, the reported expenses or the balance sheet classifications used that would be necessary if the going concern assumption were not appropriate. If we are unable to successfully increase our revenues and cash flows from our operations or to raise sufficient capital to fund our plan of operation, we may be unable to continue as a going concern and the market value of our common shares would be materially adversely affected.

WE WILL NEED TO CHANGE THE METHOD IN WHICH TARGETED CLIENTS AND INDUSTRIES CONDUCT BUSINESS TO FULLY IMPLEMENT AND REALIZE THE POTENTIAL OF OUR TECHNOLOGIES.

Our Air Spring AxleTM system is designed to replace more conventional trailer systems for offloading cargo from trailers. The entire development of the Air Spring AxleTM technology is a new application of mechanical technology and, as such, is very dynamic. We must convince potential customers of the benefits of the Air Spring AxleTM system, and our potential customers may not be willing to change their existing technology or conventional systems.

Our Air Spring AxleTM system involves new technology and new development, and there is no established use of it in current trailers. While this presents diverse opportunities for use of our Air Spring AxleTM technology and opportunities to differentiate our technology, we may experience additional costs and delays in our ability to commercialize our Air Spring AxleTM technology to meet the needs of specific customers. In addition, we are still designing a prototype Air Spring AxleTM device for commercialization, and the full or any use of Air Spring AxleTM technology may not be accepted by facilities or consumers at all.

WE MAY NOT REALIZE A RETURN ON THE INVESTMENT REQUIRED TO COMMERCIALIZE OUR TECHNOLOGIES.

We estimate that our expense levels are relatively fixed and are based, in part, upon our expectation of future costs required to commercialize the Air Spring AxleTM technology. We cannot predict with certainty market acceptance of our Air Spring AxleTM technology or the timing of orders, if any, for our related product. If revenue levels fall below our expectations, our anticipated results of operations will be disproportionately affected because of the relatively fixed nature of our expenses and the small variance in our expenses compared to our revenue. In particular, we plan to increase our operating expenses to expand our sales and marketing operations, expand our distribution channels, fund greater levels of research and development, broaden our customer support capabilities and increase our administrative resources. We may not meet our

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revenue expectations as a result of a delay in completing a contract, the inability to obtain new contracts, the cancellation of an existing contract or otherwise. Based upon all of the foregoing factors, we believe that our quarterly revenue, direct expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of the results of operations are not necessarily meaningful and that such comparisons should not be relied upon as an indication of future performance.

THE MARKET'S ACCEPTANCE OF, AND DEMAND FOR, OUR AIR SPRING AXLE TECHNOLOGY IS STILL UNPROVEN.

Demand for, and market acceptance of, our Air Spring AxleTM technology is subject to a high level of uncertainty due to new product introductions and changes in customer requirements and preferences. Our Air Spring AxleTM, despite its design for simplified offloading of cargo, has not yet been accepted by the general public. The success of our Air Spring AxleTM Technology depends on our ability to convince trailer manufacturers and the general public to adopt the Air Spring AxleTM technology in lieu of existing or alternative systems. Cargo offloading systems using the Air Spring AxleTM technology may not prove economically feasible for some cargo offloading users due to a very high cost of implementation and negative consumer response to the use of our technology. Our success will depend upon our ability to develop a product from our Air Spring AxleTM technology to meet customer requirements.

WE DEPEND ON LARGE CONTRACTS AND A CONCENTRATION OF CUSTOMERS.

Large trailer manufacturers will generally have the resources necessary to install multiple cargo offloading systems using the Air Spring AxleTM technology. Smaller customers are less likely to purchase systems using our technology. Consequently, our future growth is dependent on sales to large accounts and our long-term success is tied to securing large contracts with a concentration of key customers.

Many of our targeted customers are large trailer manufacturers. Our inability to secure and maintain a sufficient number of large contracts would have a material adverse effect on our business, operating results and financial condition. Moreover, our success will depend in part upon our ability to obtain orders from new customers, as well as the financial condition and success of our customers and general economic conditions. We cannot assure you that we will receive orders from new customers, or that our existing customers will continue to have success and the capital necessary to convert to using our smart card systems.

BECAUSE OUR GOAL IS TO INTRODUCE A NEW TECHNOLOGY TO MARKETS AND EXPAND RAPIDLY, WE MAY BE UNABLE TO MANAGE THE POTENTIAL RAPID GROWTH AND ACCEPTANCE OF OUR PRODUCT.

We plan to experience growth in product sales, personnel, research and development activities, a product based on our Air Spring AxleTM technology, development of new products, the number and geographic focus of our targeted vertical markets and product distribution channels. We believe that growth in the number and complexity of products and in the number of personnel will be required to maintain our competitive position. Our potential rapid growth, coupled with the rapid evolution of our markets is likely to place, significant strains on our management, administrative, operational and financial resources, as well as increased demands on our internal systems, procedures and controls. Our ability to manage future growth will require us to continue to improve our financial and management controls, reporting systems and procedures on a timely basis, to implement new systems as necessary and to expand, train, motivate and manage our sales and technical personnel. More information about our liquidity and capital resource requirements can be found in the section titled "Liquidity and Capital Resources" beginning on page 28.

BECAUSE OF THE EXPERIENCE AND RELATIONSHIPS OF KEY MANAGEMENT, WE ARE DEPENDENT UPON THESE INDIVIDUALS IN ORDER TO IMPLEMENT AND EXECUTE OUR BUSINESS STRATEGIES.

Our performance and future operating results are substantially dependent on the continued service and performance of John Haddock, our Chief Executive Officer, and John Simpson, the inventor of the Air Spring AxleTM technology, a former President of, and now consultant to, Dtomi. Our ability to execute our business plan depends upon the continued services of these individuals. Our ability to

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execute our strategic plan could be materially adversely affected should the services of any of these individuals cease to be available to us. We currently have an employment agreement in place with Mr. Haddock, which expires September 22, 2008, and a consulting agreement in place with Mr. Simpson, which expires in which expires on July 31, 2008. Although these agreements contain covenants not to compete, such covenants are generally unlawful in the State of Florida where our offices are located and may not be enforced.

We intend to hire sales personnel in 2004 and 2005. Competition for such personnel is intense, and we cannot assure you that we can retain our key technical, sales and managerial employees or that it will be able to attract or retain highly-qualified technical and managerial personnel in the future. The loss of the services of Mr. Haddock or Mr. Simpson or the inability to attract and retain the necessary technical, sales and managerial personnel could have a material adverse affect upon our business, operating results and financial condition.

OUR BUSINESS WILL BE DEPENDENT ON OUR RELATIONSHIPS WITH THIRD-PARTY SUPPLIERS.

If we succeed in developing a commercial product based on our Air Spring AxleTM technology, we are very likely to use third-party vendors to supply components for our Air Spring AxleTM system and service providers to assist in the installations of the Air Spring AxleTM system that we intend to sell. At that juncture in the development of our business, we will be required to maintain our relationships with our suppliers and coordinate our efforts to complete our installations in a timely and efficient manner. Our failure to maintain relationships with acceptable vendors and subcontractors or the failure of any supplier to maintain quality control could materially adversely affect the quality of the Air Spring AxleTM system and any other products we develop or sell and/or our ability or any third party's ability to install the Air Spring AxleTM system or any other product we may develop in a timely manner.

WE MAY FACE INTENSE COMPETITION FROM COMPANIES SEEKING TO ENTER THE AIR SPRING AXLE MARKET.

Numerous factors will affect our competitive position, including price, product features, product performance and reliability, ease of use, product scalability, product availability, meeting customer schedules and timely ongoing customer service and support. Dtomi is aware of two niche competitors that use air springs for lowering trailers for horses and motorcycles, respectively. We cannot assure you that competitive pressures will not have a material adverse effect on our business and operating results. We cannot assure you that new competitors will not enter our business segment. We could also face competition from currently undeveloped technologies that emerge. Increased competition would likely result in price reductions, reduced margins and loss of market share, any of which would have a material adverse effect on our business and operating results. With success in new markets, we may attract new competition from companies who are substantially larger competitors with large resources.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY BECAUSE THE NATURE OF OUR AIR SPRING AXLE SYSTEM LENDS ITSELF TO BE EASILY COPIED.

Our success is dependent on our ability to protect our intellectual property rights. At present, we have patent protection. The absence of any registered proprietary rights may limit our ability to maintain control of trade and technology secrets.

We intend to rely principally upon a combination of trade secret laws, non-disclosure agreements and other contractual provisions to establish and protect our intellectual property rights. As part of our confidentiality procedures, we generally enter into nondisclosure and confidentiality agreement with each of our key employees, consultants, distributors, customers and corporate partners, to limit access to and distribution of our software, documentation and other proprietary information. We cannot assure you that our efforts to protect our intellectual property rights will be successful . Despite our efforts to protect our intellectual property rights, unauthorized third parties, including competitors, may be able to copy or reverse engineer certain portions of our Air Spring AxleTM system, and use such copies to create competitive products.

In addition, because third parties may attempt to develop similar technologies independently, we expect that air spring axle developers will be increasingly subject to infringement claims as the number of products and competitors in our industry segments grow and the functionality of products in different industry segments overlaps. Although we believe that our products do not infringe on the intellectual property rights of third parties, we cannot assure you that third parties will not bring infringement claims (or claims for indemnification resulting from infringement claims) against us with respect to copyrights, trademarks, patents and other proprietary rights. Any such claims, whether with or without merit, could be time consuming, result in costly litigation and diversion of resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. A claim of product infringement against us and our inability to license the infringed or similar technology, could have a material adverse affect on our business, operating results and financial condition.

THE MARKET FOR OUR COMMON SHARES HAS BEEN VOLATILE IN THE PAST, AND MAY BE SUBJECT TO FLUCTUATIONS IN THE FUTURE.

The market price of our common stock has ranged from a high $2.47 and a low $0.02 during the two years ended December 31, 2003. See "Market for Common Equity and Related Stockholder Matters" beginning on page 28 of this prospectus. We cannot assure you that the market price of our common stock will not significantly fluctuate from its current level. The market price of our common stock may be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates by securities analysts, or other events or factors. In addition, the financial markets have experienced significant price and volume fluctuations for a number of reasons, including the failure of the operating results of certain companies to meet market expectations that have particularly affected the market prices of equity securities of many high-technology companies that have often been unrelated to the operating performance of such companies. These broad market fluctuations, or any industry-specific market fluctuations, may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company's securities, class action securities litigation has been instituted against such a company. Such litigation, whether with or without merit, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse affect on our business, operating results and financial condition.

NEW LEGISLATION, INCLUDING THE SARBANES-OXLEY ACT OF 2002, MAY MAKE IT DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR COMMON STOCK BECAUSE THEY ARE CONSIDERED A PENNY STOCK AND ARE SUBJECT TO THE PENNY STOCK RULES.

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a "penny stock." Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. The market price of our common stock on the OTCBB during the year ended December 31, 2003 has ranged between high $1.10 and a low $0.02 per share, and our common stock are deemed penny stock for the purposes of the Exchange Act. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the stock and impede the sale of our stock in the secondary market.

A broker-dealer selling penny stock to anyone other than an established customer or "accredited investor," generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

IN THE EVENT THAT YOUR INVESTMENT IN OUR COMMON STOCK IS FOR THE PURPOSE OF DERIVING DIVIDEND INCOME OR IN EXPECTATION OF AN INCREASE IN MARKET PRICE OF OUR STOCK FROM THE DECLARATION AND PAYMENT OF DIVIDENDS, YOUR INVESTMENT WILL BE COMPROMISED BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS.

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your stock in a secondary market.

TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC BECAUSE IT IS NOT A STOCK EXCHANGE, AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like AMEX. Accordingly, you may have difficulty reselling any of the stock you purchase from the selling stockholders.

                           FORWARD-LOOKING STATEMENTS

We use words like "expects," "believes," "intends," "anticipates," "plans," "targets," "projects" or "estimates" in this prospectus. When used, these words and other, similar words and phrases or statements that an event, action or result "will," "may," "could," or "should" occur, be taken or be achieved identify "forward-looking" statements. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the sections titled "Risk Factors and Uncertainties" beginning at page 5 of this prospectus, "Description of the Business" beginning at page 22 of this prospectus and "Management's Discussion and Analysis" beginning at page 26 of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

Our management has included projections and estimates in this prospectus, which are based primarily on management's experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the Securities and Exchange Commission or otherwise publicly available. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                 DIVIDEND POLICY

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend. In the event that we make a stock dividend, then the selling shareholders are entitled to receive an adjustment of the purchase price for the stock sold to them upon exercise of the outstanding warrants under a Warrant Agreement. Following a stock dividend, the purchase price shall be reduced proportionately so that each selling shareholder shall be entitled to receive upon exercise of the outstanding warrant and payment of the same total purchase price to have been paid prior to the price adjustment, the number of shares of common stock which such selling shareholder would have owned or would have been entitled to receive if the warrants had been exercised immediately prior to the record date for the stock dividend. For more information about the Warrant Agreement, please see the section titled "Transactions with Selling Shareholders" beginning on page 14 below.

                              SELLING STOCKHOLDERS

This prospectus covers the offering of shares of common stock by selling stockholders, and the sale of common stock by us to certain warrant holders upon the exercise of their warrants. This is an offering of up to 31,216,003 shares of our common stock, including, (i) 14,821,280 shares of common stock owned by the selling shareholders, and (ii) 16,394,723 shares of common stock that may be issued upon exercise of warrants until December 31, 2004, at $0.18 per share.

We will not receive any proceeds from the sale of the shares by the selling stockholders, but we would receive $2,656,857 in proceeds upon exercise of the outstanding warrants, assuming the warrants were exercised on May 10, 2004. The selling stockholders may exercise the warrants in their sole and absolute discretion. We cannot assure you that the warrants will be exercised.

The shares issued to the selling stockholders are "restricted" shares under applicable federal and state securities laws and are being registered to give the selling stockholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See "Plan of Distribution" beginning on page 15 of this prospectus. Each of the selling stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of their registered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

We will sell the warrant shares to the holders of the above-described warrants if and when they choose to exercise them. If this (or any subsequent) registration statement is then in effect, once the warrant holders have exercised their warrants, they will be free to re-sell the stock they receive at such time or times as they may choose, just as any purchaser of stock in the open market is allowed to do. We do not know how much, if any, of such stock these investors will hold or re-sell upon exercise of their warrants.

The foregoing summary of the warrant terms is qualified in its entirety by the full terms of the applicable warrant agreements, a sample form of which is incorporated by reference in this Prospectus as an exhibit to the registration statement.

SELLING STOCKHOLDERS INFORMATION

The following is a list of the selling stockholders who own or have the right to acquire an aggregate of 16,394,723 shares of our common stock covered in this prospectus. The selling shareholders acquired the shares of common stock and warrants in our private placement of units. See "Transactions with Selling Shareholders" beginning on page 14 of this prospectus for further details. At May 10, 2004, we had 28,750,281 shares of common stock issued and outstanding, not including 7,222,692 shares of common stock issuable to certain persons.

                             --------------------------------------
                             BEFORE OFFERING
------------------------------------------------------------------------------------------------------
NAME                         NUMBER      NUMBER OF    TOTAL         PERCENTAGE  NUMBER     SHARES
                             OF          SHARES       NUMBER OF     OF SHARES   OF         OWNED
                             SHARES      ACQUIRABLE   SHARES        OWNED (2)   SHARES     AFTER
                             OF          UPON         BENEFICIALLY              OFFERED    OFFERING
                             COMMON      EXERCISE OF  OWNED (1)                 (3)        (3)
                             STOCK       WARRANTS
                             OWNED
------------------------------------------------------------------------------------------------------
Benjamin Greer                 315,780       353,674       669,454        2.33    669,454     669,454
------------------------------------------------------------------------------------------------------
Brad Hallock                 1,421,010     1,591,531     3,012,541       10.50  3,012,541   3,012,541
------------------------------------------------------------------------------------------------------
Bruce Fisher                   157,890       176,837       334,727        1.17    334,727     334,727
------------------------------------------------------------------------------------------------------
Charles Claussen               263,150       294,728       557,878        1.94    557,878     557,878
------------------------------------------------------------------------------------------------------
Clarion Finanz AG              842,080       943,130     1,785,210        6.22  1,785,210   1,785,210
------------------------------------------------------------------------------------------------------
Craig Whitehead                 52,630        58,946       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
Dale M. Alper                   52,630        58,946       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
David J. Swain                  58,946        52,630       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
David M. Wilson                 52,630        58,946       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
Dori Karjian                   105,260        12,631       117,891        0.41    117,891     117,891
------------------------------------------------------------------------------------------------------
Edward Klaeger                 105,260       117,891       223,151        0.78    223,151     223,151
------------------------------------------------------------------------------------------------------
Excipio Group S. A.                          105,260       105,260        0.37    105,260     105,260
------------------------------------------------------------------------------------------------------
Eric Okamoto                   105,260       117,891       223,151        0.78    223,151     223,151
------------------------------------------------------------------------------------------------------
Francesco Pasquali             178,942       200,415       379,357        1.32    379,357     379,357
------------------------------------------------------------------------------------------------------
Gary Moylan                    168,416       188,626       357,042        1.24    357,042     357,042
------------------------------------------------------------------------------------------------------
Gestibroker Consulting &       171,179                     171,179        0.60    171,179     171,179
Financial Management S. A.
(4)
------------------------------------------------------------------------------------------------------
Glenna Nickerson               168,416       188,626       357,042        1.24    357,042     357,042
------------------------------------------------------------------------------------------------------
Gordon McMehen                 263,150       294,728       557,878        1.94    557,878     557,878
------------------------------------------------------------------------------------------------------
Harvey Hinrichs                421,040       471,565       892,605        3.11    892,605     892,605
------------------------------------------------------------------------------------------------------
Helen Ferris                   315,780       353,674       669,454        2.33    669,454     669,454
------------------------------------------------------------------------------------------------------
Jack Cochran                    52,630        58,946       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
James Ladner                   789,450       884,184     1,673,634        5.83  1,673,634   1,673,634
------------------------------------------------------------------------------------------------------
James Marron, M.D.              73,682        82,524       156,206        0.54    156,206     156,206
------------------------------------------------------------------------------------------------------
Jeff Erb                       168,416       188,626       357,042        1.24    357,042     357,042
------------------------------------------------------------------------------------------------------
Joel Fedder                    444,211       497,516       941,727        3.28    941,727     941,727
------------------------------------------------------------------------------------------------------
John Haddock (5)             1,052,600     1,178,912     2,231,512        7.78  2,231,512   2,231,512
------------------------------------------------------------------------------------------------------
John Hughes                    315,780       353,674       669,454        2.33    669,454     669,454
------------------------------------------------------------------------------------------------------
John T. Perzel                  52,630        58,946       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
Judson J. Cressey, Jr.          52,630        58,946       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
Kathleen D. Hinrichs           210,520       235,782       446,302        1.56    446,302     446,302
------------------------------------------------------------------------------------------------------
Kenneth Goldberg               105,260       117,891       223,151        0.78    223,151     223,151
------------------------------------------------------------------------------------------------------
Larry Jantze                   263,150       294,728       557,878        1.94    557,878     557,878
------------------------------------------------------------------------------------------------------
Lawnae Hunter                  263,150       294,728       557,878        1.94    557,878     557,878
------------------------------------------------------------------------------------------------------
Martha Cooper Lang             526,300       589,456     1,115,756        3.89  1,115,756   1,115,756
------------------------------------------------------------------------------------------------------
Melvyn Glickman                105,260       117,891       223,151        0.78    223,151     223,151
------------------------------------------------------------------------------------------------------

                             --------------------------------------
                             BEFORE OFFERING
------------------------------------------------------------------------------------------------------
NAME                         NUMBER      NUMBER OF    TOTAL         PERCENTAGE  NUMBER     SHARES
                             OF          SHARES       NUMBER OF     OF SHARES   OF         OWNED
                             SHARES      ACQUIRABLE   SHARES        OWNED (2)   SHARES     AFTER
                             OF          UPON         BENEFICIALLY              OFFERED    OFFERING
                             COMMON      EXERCISE OF  OWNED (1)                 (3)        (3)
                             STOCK       WARRANTS
                             OWNED
------------------------------------------------------------------------------------------------------
Michael DeVries                263,150       294,728       557,878        1.94    557,878     557,878
------------------------------------------------------------------------------------------------------
Mickey Gill                    421,040       471,565       892,605        3.11    892,605     892,605
------------------------------------------------------------------------------------------------------
Nick NMN Castronuovo            52,630        58,946       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
Orlan M. Hinrichs              210,520       235,782       446,302        1.56    446,302     446,302
------------------------------------------------------------------------------------------------------
Peggy Smythe March             263,150       294,728       557,878        1.94    557,878     557,878
------------------------------------------------------------------------------------------------------
Rich Swier                     157,890       176,837       334,727        1.17    334,727     334,727
------------------------------------------------------------------------------------------------------
Richard Cameron                526,300       589,456     1,115,756        3.89  1,115,756   1,115,756
------------------------------------------------------------------------------------------------------
Rick L. Vaal                    52,630        58,946       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
Ronald Miller                  178,942       200,415       379,357        1.32    379,357     379,357
------------------------------------------------------------------------------------------------------
Rose Tomason                    52,630        58,946       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
Sid Ferris                   1,052,600     1,178,912     2,231,512        7.78  2,231,512   2,231,512
------------------------------------------------------------------------------------------------------
Stan Taigen                    368,410       412,619       781,029        2.72    781,029     781,029
------------------------------------------------------------------------------------------------------
Steven Hallock                 526,300       589,456     1,115,756        3.89  1,115,756   1,115,756
------------------------------------------------------------------------------------------------------
William G. Erb                 526,300       589,456     1,115,756        3.89  1,115,756   1,115,756
------------------------------------------------------------------------------------------------------
William J. Clough              421,040       471,565       892,605        3.11    892,605     892,605
------------------------------------------------------------------------------------------------------
William S. Mussenden            52,630        58,946       111,576        0.39    111,576     111,576
------------------------------------------------------------------------------------------------------
                            14,821,280    16,394,723    31,216,003             31,216,003  31,216,003
------------------------------------------------------------------------------------------------------

      (1) All shares owned in this column and all percentages are based on 28,750,281 shares of common stock issued and outstanding on May 10, 2004; plus shares of common stock acquirable by each such selling shareholder under the terms of the outstanding warrants issued pursuant to the warrant agreements dated October 29, 2003, November 17, 2003, and December 22, 2003, or upon exercise of warrants within sixty days of May 10, 2004.
      (2) This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution."
      (3) Assumes that all shares registered for resale by this prospectus have been issued and sold.
      (4)   Issued as compensation for financial advisory services.
      (5) Pursuant to an employment agreement with Mr. Haddock, we issued 100 units, each unit consisting of 10,526 shares of common stock and one warrant exercisable to acquire an additional 10,526 shares of common stock.
      (6) As to those persons not mentioned in notes 4 and 5, we entered into a subscription agreement for the purchase of common stock and a warrant agreement (together, a "Unit Purchase Agreement") dated October 29, 2003, November 17, 2003, December 22, 2003, and April 19, 2004, under which the referenced purchasers acquired units consisting of 10,526 shares of common stock and one warrant exercisable to acquire 10,526 additional shares of common stock. See "Transactions with Selling Shareholders" below for further details.

Based on information provided to us, except as otherwise provided, none of the selling shareholders are affiliated or have been affiliated with any broker-dealer in the United States. Except as otherwise provided, none of the selling shareholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

TRANSACTIONS WITH SELLING SHAREHOLDERS

On September 22, 2003, Dtomi entered into a 5-year employment agreement with John Haddock, our Chief Executive Officer and a director. For the first year, Dtomi will pay Mr. Haddock $100,000 per year, payable on a bi-weekly basis, dating back to August 15, 2003. For the duration of the employment period, Mr. Haddock shall receive a salary at the annual rate of $200,000. As a signing bonus, Mr. Haddock received 1,052,600 shares of common stock and a warrant to purchase an additional 1,052,600 shares of common stock for a purchase price of $0.18 per share, through December 31, 2006, upon which the warrant will expire. The shares of common stock and the warrant hold by Mr. Haddock, had the same terms as the Unit Purchase Agreement, with the purchase price calculated by Dtomi to equal $1,000 per Unit, for an aggregate purchase price of $100,000.

In an offering beginning October 29, 2003 we entered into a subscription agreement for the purchase of common stock and a warrant agreement (together, a "Unit Purchase Agreement") with each of Dale M. Alper, John T. Perzel, Craig Whitehead, Orlan M. Hinrichs, Kathleen D. Hinrichs, Peggy Smythe Marche, Melvyn Glickman, William Mussenden, Rosa Tomason, Brad Hallock, Joel Fedder, William G. Erb, Lawnae Hundter, Eric Okamoto, Jack Cochran, Stan Taigen, Brice Fischer, William J. Clough, Sid Ferris, Roland Miller, Benjamin Greer, Helen Ferris, Charles Clausen, Gary Moylan, Jeff Erb, Mickey Gill, Steven Hollock, Michael De Vries, Glenna Nickerson, Larry Jantze, Richard Cameron, Harvey Hinriches, David
J. Swain, David M. Wilson, Nick NMN Castronuovo, Rick L. Vaal, Judson J. Cressey, Jr., James Marron, M.D., Azalea Holdings Ltd. PA, Excipio Group SA, John Hughes, Martha Cooper Lang, James Ladnes, Gordon McMehen, Clarion Finanz AG, Dori Karjian, Francesco Pasquali, Kenneth Goldberg and Rich Swier pursuant to which we agreed to sell a total of 1,391 units ("Units") at a purchase price of $1,000 per unit payable in cash in three separate tranches.

 Francesco Pasquali, and Joel Fedder purchased units at a purchase price of $1,000 per unit in exchange for satisfaction of existing debt Dtomi owed to each of those persons. The October 29, 2003 offering of units was in four tranches. The breakdown of each tranche is as follows:

- Tranche 1 on October 29, 2003, for 927 Units for proceeds of $927,000 cash and $42,200 of existing debt;
- Tranche 2 on November 19, 2003, for 260 Units for proceeds of $260,000 cash;
- Tranche 3 on December 22 for 52 Units for proceeds of $42,000 and a promissory note made by a purchaser of Units for $10,000, subsequently paid in full.
- Tranche 4 on April 19, 2004 for 52 Units for proceeds of $35,000 cash and $17,000 of existing debt.

We issued a total of 1,391 Units in the private placement.

Each Unit consists of 10,526 shares of our common stock, and one warrant for the purchase of 10,526 shares of common stock for a purchase price of $0.18 per share, through December 31, 2006, upon which the warrant will expire. We are required to register the resale of the common stock issued as part of the Units, and if available, keep a shelf-registration statement effective for such resale for a period of one year following the issuance of the Units. We are required to pay all costs and expenses associated with the registration.

On April 2, 2004, the Company issued 120.75 warrants, each warrant entitling the holder thereof to purchase 10,526 shares of common stock of the Company, at an exercise price of $0.18 per share, at any time prior to December 31, 2006. Pursuant to the Unit Purchase Agreement, the Company failed to timely register certain securities and was, therefore, obligated to issue these additional warrants as a "penalty."

Gestibroker Financial Consulting & Financial Management S.A, was issued 171,179 shares of common stock as partial compensation for financial advisory services.

We are registering the shares of common stock and shares acquirable upon exercise of warrants in the registration statement filed with the SEC in which this prospectus is included.

                              PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. When we refer to selling stockholders. All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

The selling stockholders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling stockholders against some liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

In the event that the registration statement is no longer effective, the selling stockholders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum one year holding period.

Upon being notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

- the name of each selling stockholder(s) and of the participating broker-dealer(s),

- the number of shares involved,

- the price at which the shares were sold,

- the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

- that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

- other facts material to the transaction.

                               LEGAL PROCEEDINGS

Neither we nor any of our property are currently subject to any material legal proceedings or other regulatory proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to our current directors, executive officers and key employees. The term for each director expires at our next annual meeting or until his or her successor is appointed. The ages of the directors, executive officers and key employees are shown as of April 8, 2004.

Our directors, executive officers, and significant employees and the significant are as follows:

           NAME                 POSITION                        APPOINTMENT

John Haddock           Chief Executive Officer, Director     September 22, 2003

John Simpson (1)       Director                              April 7, 2003

John "JT" Thatch       Director                              January 21, 2002

David M. Otto          Chairman, Secretary                   January 21, 2002

(1) Mr. Simpson resigned as President on July 31, 2003.

JOHN HADDOCK, AGE 57, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Mr. Haddock is a globally experienced CEO and marketing executive with a record of P&L and marketing success in a variety of technology and services businesses ranging from $100 million to $5 billion. He has proven operating performance through strong strategic, marketing and process management and is experienced in innovation and brand/product leadership.

Prior to joining Dtomi, Inc. Mr. Haddock was the president and CEO of Phymetrics, Inc. the world's leading manufacturer of surface analysis equipment where he led a major transformation of the organization and positioned Phymetrics as the only global, integrated analytical services and equipment company.

From 1994 to 1997 Mr. Haddock held senior marketing positions at Ryder System, Inc. rising to the position of the Senior Vice-President Marketing. Prior to joining Ryder, he worked for General Electric for 14 years.

Mr. Haddock has a B.Sc in Mechanical Engineering, (First Class Honors) from the University of Birmingham, England 1969, and an MBA from Harvard Business School in 1972.

JOHN SIMPSON, AGE 51, DIRECTOR

Mr. Simpson is a member of the Board of Directors, and a former President, of Dtomi. Mr. Simpson is the inventor of the AirSpring AxleTM and, as President, Mr. Simpson will oversee the implementation of Dtomi's business plan and the deployment of the AirSpring AxleTM technology. Mr. Simpson has extensive experience in the automotive industry. For the past 14 years he has worked on imported motor vehicles, converting vehicles from left to right hand driving capabilities. Prior to joining Dtomi, Mr. Simpson established and developed an import/export business in Australia, dealing with the U.S., Asia and European markets. In 1986, Mr. Simpson established a wholesale U.S. corporation focusing on the U.S. commodities business. Within three years, his corporation was the premier producer in this market with headquarters in San Francisco. Mr. Simpson has also designed and developed a number of unique products, all covered under various patents or with patents pending.

JOHN "JT" THATCH, AGE 42, DIRECTOR

Mr. Thatch has served as President, Chief Executive Officer and Director of New Millennium Media International ("NMMI") since January 2000. During this time he has overseen all functions of NMMI, including day-to-day operations. Mr. Thatch has over 15 years of entrepreneurial business experience that includes over 7 years as the principal in Bay Area Auto Sales, an automotive dealership, that specialized in sales of reconditioned vehicles. He was the founder and General Partner for Last Chance Finance, Ltd., a company that owned and operated over 18 offices specializing in alternative vehicle financing. Over the past 10 years Mr. Thatch has been President and majority shareholder of Superior Management of Tampa, Inc., a privately owned company, that owns property and commercial leases. Other than for nominal time spent on corporate and personal real estate holdings that have no business relationship with NMMI, Mr. Thatch dedicates his best efforts to his current position.

DAVID M. OTTO, AGE 44, DIRECTOR AND SECRETARY

Mr. Otto, an attorney by profession, began his law practice on Wall Street in New York, where he focused on significant corporate transactions and equity and debt offerings for investment banks, venture capital firms and Fortune 1000 companies. In 1991, Mr. Otto relocated to Seattle in order to dedicate his extensive experience in corporate law and finance, mergers and acquisitions, corporate governance, public and private securities offerings and venture capital financing to entrepreneurs, technology innovators, start-up and emerging growth businesses. In July of 1999, Mr. Otto founded his own firm, The Otto Law Group, PLLC, in Seattle, Washington, to better serve technology-based start-up and emerging growth companies with respect to corporate finance, securities, strategic development, corporate governance, mergers, acquisitions and venture capital and private equity matters. Mr. Otto has authored "Venture Capital Financing" and "Taking Your Company Public" and lectured to businessmen, accountants, lawyers, and graduate students at the University of Washington Business School on venture capital financing and public offerings of securities. He is currently a member of the Board of Directors of Saratoga Capital Partners, Inc. He is also a member of the American Bar Association Committee on the Federal Regulation of Securities and Subcommittee on the 1933 Act and Chairman of the Legislation Subcommittee for the ABA' s Venture Capital and Private Equity Committee. Mr. Otto is admitted to practice law in New York and Washington. Mr. Otto graduated from Harvard University in 1981 with his A.B. in Government - Political Philosophy and Fordham University School of Law in 1987 where he earned his Juris Doctorate and served as a Commentary Editor for the Fordham International Law Journal.

Our directors are elected at the annual meeting of the shareholders and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by our Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

None of our executive officers or key employees are related by blood, marriage or adoption to any other director or executive officer.

                                BOARD COMMITTEES

Audit Committee. Our Board consists of four directors, and the whole Board currently serves in the capacity of the Audit Committee. The Audit Committee will be responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried out by our auditors, the performance, independence, and compensation of our auditors, systems and disclosure controls established to comply with regulatory requirements and our annual financial statements before they are reviewed and approved by the Board. Such reviews will be carried out with the assistance of our auditors and our senior financial management.

                          BOARD AND COMMITTEE MEETINGS

During the year ended December 31, 2003, our Board of Directors met four times including participants by telephone, and approved actions by written consent 20 times.

To our knowledge, there are no arrangements or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

                               BOARD COMPENSATION

No director receive any compensation for his services as a director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the "named executives officers") for the fiscal years ended December 31, 2001, 2002 and 2003. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the "Salary" and "Bonus" columns in the table.

                               Annual Compensation                   Long-Term Compensation
                               -------------------------------       ---------------------------------------
                                                                     Awards                       Pay-Outs
                                                                     -----------------------      ----------

                                                       Other                     Securities                   All
                                                       Annual        Restricted  Under-                       Other
Name and                                               Compen-       Stock       lying                        Compen-
Principal                      Salary      Bonus       sation        Award(s)    Options/         LTIP        sation
Position                Year   ($)         ($)          ($)            ($)       SARs (#)         Payouts     ($)
-----------------------------------------------------------------------------------------------------------------------

John                    2003   $37,500     note (2)    -0-           $100,000    1,052,600        -0-         -0-
Haddock (1)             2002   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
CEO and Director        2001   $-0-        -0-         -0-           -0-         -0-              -0-         -0-

John                    2003   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
Simpson (3)             2002   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
President               2001   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
and Director

John "JT"               2003   $100,000    -0-         $-0-          -0-         -0-              -0-         -0-
Thatch (4)              2002   $75,000     -0-         $6,949        -0-         1,831,798 (5)    -0-         -0-
CEO, Treasurer          2001   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
and Director

Richard                 2003   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
Libutti (5)             2002   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
CEO and Director        2001   $2,450 (7)  -0-         -0-           -0-         85,000           -0-         -0-

J. Stephen              2003   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
Barley (6)              2002   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
President, Secretary,   2001   $9,000      -0-         -0-           -0-         -0-              -0-         -0-
Treasurer and Director

David M.                2003   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
Otto (7)                2002   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
Secretary               2001   $-0-        -0-         -0-           -0-         -0-              -0-         -0-
and Director

(1) Mr. Haddock was appointed CEO and Director on September 22, 2003.
(2) On September 22, 2003, Mr. Haddock received a signing bonus, valued at $100,000, of 100 units. Each unit consists of (i) 10,526 shares of Dtomi's common stock and (ii) a warrant to purchase 10,526 shares of common stock at an exercise price of $0.18 per share, such warrant to expire on December 31, 2005.
(3) Mr. Simpson was appointed President on April 7, 2003 and resigned his position on July 31, 2003. Mr. Simpson remains a director.
(4) Mr. Thatch was appointed on January 28, 2002 and resigned his position on April 7, 2003.
(5) Mr. Libutti was appointed as president, secretary, treasurer and Director on October 22, 2001 and resigned on January 28, 2002. In earlier filings, Dtomi reported that Mr. Libutti was compensated at the rate of $15,000 for his services in 2001 and was supposed to receive 15,000 common shares. Mr. Libutti only received $2,450 of the $15,000 and never received the 15,000 common shares. In lieu of the balance thereof, Dtomi, on October 22, 2002, issued to Mr. Libutti a restricted stock award of 85,000 shares of common shares. Prior to September 30, 2002, in anticipation of the settlement, the shares of common stock were issued by the transfer agent, but not transferred to Mr. Libutti until after September 30, 2002.
(6) Mr. Barley was appointed as a director on June 11, 1998; was appointed as president, secretary and treasurer on June 11, 1998; and resigned as a director, president, secretary and treasurer on October 22, 2001. Dtomi paid a management fee in the amount of $750 per month to C.H.M. Consulting Inc. in consideration for the services of Mr. Barley and office administration services.
(7) Mr. Otto was appointed as Secretary and director on January 21, 2002

DIRECTOR AND OFFICER STOCK OPTION/STOCK APPRECIATION RIGHTS ("SARS") GRANTS

We adopted a 2001 Stock Option Plan (referred to as our "plan") during the year ended December 31, 2001. The plan permits Dtomi to issue up to 2 million shares of common stock to employees and consultants, in the form of options or stock awards. Our officers, directors, employees and consultants are expected to participate in the plan.

The following table sets forth the stock options granted to our named executive officers and directors during the year ended December 31, 2003. No stock appreciation rights were awarded.

---------------------------------------------------------------------------------------
Name                  Number of       Percent of      Exercise or     Expiration date
                      securities      total           base price
                      underlying      options/SARs    ($/sh)
                      options/SARs    granted to
                      Granted (#)     employees in
                                      fiscal year
---------------------------------------------------------------------------------------
John Haddock (1)           910,125              90%        $0.095   September 22, 2008
---------------------------------------------------------------------------------------
John "JT" Thatch (2)        91,590              10%         $0.10    November 20, 2005
---------------------------------------------------------------------------------------

(1) Does not include a warrant to purchase 1,052,600 shares of common stock at an exercise price of $0.18 per share prior to December 31, 2006.
(2) We currently have a dispute with Mr. Thatch with respect to the number of shares underlying the option he claims and is hereby represented.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR- AND FISCAL YEAR-END OPTION/SAR VALUES

---------------------------------------------------------------------------------------
Name              Shares    Value      Number of securities        Value of unexercised
                  acquired  realized   underlying                  in-the-money
                  on        ($)        unexercised                 options/SARs at
                  exercise             options/SARs at             FY-end
                  (#)                  FY-end (#)                  ($)Exercisable/
                                       Exercisable/Unexcercisable  Unexcercisable
---------------------------------------------------------------------------------------
John Haddock             0         0                      910,125       $778,156.88 (1)
---------------------------------------------------------------------------------------
John "JT" Thatch         0         0                       91,590        $77,851.50 (2)
---------------------------------------------------------------------------------------

(1) Based on a share price of $0.95 per share as of December 31, 2003, less the exercise price of $0.095 per share.
(2) Based on a share price of $0.95 per share as of December 31, 2003, less the exercise price of $0.10 per share.

LONG TERM INCENTIVE PLAN AWARDS

No long-term incentive plan awards have been made by Dtomi to date.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

We do not provide retirement benefits for the directors or officers.

COMPENSATION OF DIRECTORS

None of our directors received compensation for their service as directors during the fiscal year ended December 31, 2003.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

On September 22, 2003, Dtomi entered into a 5-year employment agreement with John Haddock, Dtomi's Chief Executive Officer. For the first year, Dtomi will pay Mr. Haddock $100,000 per year, payable on a bi-weekly basis, dating back to August 15, 2003. For the duration of the employment period, Mr. Haddock shall receive a salary at the annual rate of $200,000. Immediately following the effective date of the agreement, Mr. Haddock received a signing bonus of $100,000, paid by issuance of 1,052,600 common shares of common stock of Dtomi, valued at $0.095 per share, and warrants to purchase 1,052,600 common shares at an exercise price of $0.18 per share, expiring on December 31, 2005. Dtomi also granted Mr. Haddock options to purchase 910,125 common shares at an exercise price of $0.095 per share, with a term of 5 years.

REPORT ON REPRICING OF OPTIONS/SARS

We did not reprice any options or SARs outstanding during the fiscal year ended December 31, 2003.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

We currently do not have a compensation committee. Our board of directors is responsible for the establishment and revision of our compensation policy, the review of the compensation (including stock options) of our senior management and its subsidiaries and to make decisions related to adjustments to such compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The primary objectives of our executive compensation program are to enable us to attract, motivate and retain outstanding individuals and to align their success with that of our shareholders through the achievement of strategic corporate objectives and creation of shareholder value. The level of compensation paid to an individual is based on the individual's overall experience, responsibility and performance. Our executive compensation program consists of a base salary, performance bonuses and stock options.

Our board of directors approved the employment agreement of John Haddock, our Chief Executive Officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of April 8, 2004 by:

- each person who is known by us to beneficially own more than 5% of our issued and outstanding shares of common stock;

- our named executive officers;

- our directors; and

- all of our executive officers and directors as a group.

                                             Amount and
                                             nature of
                                             beneficial          Percentage of
  Name and address of beneficial owner       ownership         Common Stock(1)

John
Haddock
200 Ninth Avenue North, Suite 200
Safety Harbor, Florida 34695                2,105,200 (2)               6.35 %

John Simpson
200 Ninth Avenue North, Suite 200
Safety Harbor, Florida 34695                7,550,247 (3)                 22 %

John "JT" Thatch
200 Ninth Avenue North, Suite 200
Safety Harbor, Florida 34695                 591,590 (4)                1.75 %

David M. Otto
200 Ninth Avenue North, Suite 200
Safety Harbor, Florida 34695                 500,000                    1.51 %

Officers and Directors as a Group
(2 persons)                                  10,482,079                 9.64 %

(1) Based on a total of 26,173,470 shares of our common stock issued and 23,911,478 outstanding and 9,242,869 issuable as of December 31, 2003.
(2) Mr. Haddock currently holds 1,052,600 shares of Dtomi's common stock and warrants to purchase an aggregate of 1,052,600 shares of common stock at an exercise price of $0.18 per share, such warrant to expire on December 31, 2005.

(3) Issued and issuable as of March 31, 2004.
(4) Based on information from Dtomi's Annual Report on Form10-KSB, for year ended December 31, 2003, filed on April 15, 2004, and Dtomi's Quarterly Report on Form 10-QSB, for the quarter ended March 31, 2004, filed on May 17, 2004.

Except as otherwise noted, it is believed by us that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions described below, none of our directors, named executive officers or more-than-five-percent shareholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, from January 1, 2001 to the date of this prospectus, or in any proposed transactions which has materially affected or will materially affect us.

                ACQUISITION OF PATENT FOR AIR SPING AXLE SYSTEM

On April 7, 2003, Dtomi entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), by and between Dtomi and John Simpson (currently a director of Dtomi), pursuant to which Dtomi acquired United States Patent #6,530,580 for Dtomi's Air Spring AxleTM system in exchange for 711,992 shares of Dtomi's common stock and the assumption by Dtomi of certain liabilities relating to costs associated with commercializing the technology underlying the patent. Dtomi subsequently determined that its interests were best served by licensing the Patent from Mr. Simpson, rather than acquiring the Patent by an outright purchase. Accordingly, on August 5, 2003, Dtomi entered into that certain Assignment of Patent Rights Agreement ("Assignment of Patent Rights Agreement") with Mr. Simpson, pursuant to which the patent that Dtomi had previously purchased was assigned to Mr. Simpson. Simultaneously with the assignment to Mr. Simpson, Dtomi and Mr. Simpson entered into a Mutual Release and Termination Agreement, pursuant to which the Asset Purchase Agreement was terminated. In connection with the patent assignment, Mr. Simpson resigned from his position as President of Dtomi, effective July 31, 2003. On July 31, 2003, Dtomi entered into an Exclusive Patent License Agreement, pursuant to which Mr. Simpson granted an exclusive right and license to use the Patent for the Air Spring AxleTM system to Dtomi. The Exclusive Patent License Agreement became effective on August 5, 2003. Concurrently, Dtomi entered into a Consulting Services Agreement with Mr. Simpson, pursuant to which Mr. Simpson agreed to provide to Dtomi, on an as needed basis, forty (40) hours per month of consulting services, which include advising, consulting, and strategizing on matters relating to the commercialization of the Air Spring AxleTM system, in consideration for which Dtomi agreed to grant Mr. Simpson that number of shares of common stock of Dtomi such that Mr. Simpson should own (i) 30% of all issued and outstanding shares of common stock Dtomi upon execution of the agreement;
(ii) twenty four point three percent 24.3% upon Dtomi receiving at least $600,000 of either investment capital or in-kind consideration; and (iii) 22% upon Dtomi receiving at least $1,000,000 of either investment capital or in-kind consideration.

We believe that the foregoing transactions were entered into with terms as favorable as would have been entered into with unrelated third parties.

                      EQUITY COMPENSATION PLAN INFORMATION

See, "Director and Officer Stock Option/Stock Appreciation Rights ("SARs") Grants" on page 19 above for a description of our recently adopted stock option plan and awards to John Haddock and John "JT" Thatch.

                           DESCRIPTION OF SECURITIES

Dtomi is authorized to issue 100 million shares of common stock, $0.001 par value, and 25 million shares of preferred stock, $0.001 par value.

                                  COMMON STOCK

Each holder of our common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders. No holder of our common stock may cumulate votes in voting for our directors.

Subject to the rights of the holders of any our preferred stock that may be outstanding from time to time, each share of our common stock will have an equal and ratable right to receive dividends as may be declared by the our board of directors out of funds legally available for the payment of dividends, and, in the event of liquidation, dissolution or winding up of our corporation, will be entitled to share equally and ratably in the assets available for distribution to our stockholders. No holder of our common stock will have any preemptive right to subscribe for any our securities.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the trading symbol "DTOI."

                                PREFERRED STOCK

Our articles of incorporation authorizes our board of directors to issue, by resolution and without any action by our stockholders, one or more series of preferred stock and may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and all other preferences and rights of any series of preferred stock, including rights that could adversely affect the voting power of the holders of our common stock.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock. As of the date of this filing, the board of directors have not designated any such preferred shares and therefore, no preferred shares are issued or outstanding.

NEVADA LAWS

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

- 20 to 33 1/3%;
- 33 1/3 to 50%; or
- more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which;

- has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

- does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

- an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

- an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

- representing 10 percent or more of the earning power or net income of the corporation.

An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

- the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

- the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

- if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

                                 TRANSFER AGENT

The transfer agent and registrar for the Dtomi common stock is Pacific Stock Transfer Company.

      THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada Revised Statutes Section 78.7502, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under Nevada law, and indemnification for such a person may be greater or different from that provided in the bylaws.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                          DESCRIPTION OF THE BUSINESS

COMPANY DESCRIPTION

Dtomi, Inc., a Nevada corporation, was originally incorporated as "Recon Rubber Corporation" on June 11, 1998. The name was changed to "Copper Valley Minerals Ltd." on July 1, 2000, and subsequently changed to "Dtomi, Inc." on October 25, 2001. Currently, Dtomi has one wholly owned subsidiary, Dtomi Acquisition Corp., a Delaware corporation, of which it owns all of the issued and outstanding common stock.

Dtomi entered a new development stage in April 2003. At that time, Dtomi purchased (and later assigned a and licensed back) the Air Spring AxleTM system, an innovative, patented suspension system for small and medium sized trailers (under 26,000lb GVWR) that allows the rear of the trailer to be lowered to ground level. Dtomi's primary focus is now the marketing and licensing of the suspension system to trailer manufacturers and sale of trailers using this system to rental fleet owners. Dtomi believes this design represents a significant improvement with which items such as horses, motorcycles, household items and contractor equipment can be loaded, unloaded and transported. The system can be used on newly manufactured trailers and incorporated into a wide variety of existing trailer designs.

AIR SPRING AXLETM

Conventional trailers use ramps for loading and unloading cargo, but the Air Spring AxleTM design allows the rear of the trailer to be lowered to the ground. Unlike conventional designs that have axles running underneath the trailer, each wheel in the Air Spring AxleTM is attached to a trailing arm axle running parallel to the side of the trailer, which can be raised and lowered with an air spring. The air springs are inflated from an air tank charged by a 12V compressor. Power for the compressor can come from the towing vehicle's battery or an auxiliary battery mounted on the trailer. A simple electrical switch is used to raise or lower the trailer. The axle arrangement is simple and robust. A single axle trailer is currently rated to 5,000 lb GVWR but the design is scalable for different trailer capacities.

PATENT

John E. Simpson was granted U.S. Patent #6,650,580 in March 2003 for his invention of the Air Spring Axle TM. On April 7, 2003, Dtomi executed an Asset Purchase Agreement for this patent. Subsequently, on July 31, 2003 this was superseded by an Exclusive Patent License Agreement to which Dtomi was granted an exclusive right and license to use the Patent. The Exclusive Patent License Agreement became effective on August 5, 2003 for a term of twenty years. An initial payment of $50,000 was required at the signing of the agreement, and thereafter Dtomi will pay a monthly license fee in the amount of $10,000 beginning on September 1, 2003 through the term of the agreement.

MARKET

According to the 1992 census, there are 14.7 million small - medium trailers in the United States and the replacement market is estimated, conservatively, to be approximately 1.0 million units a year. However, information from one of the largest US trailer manufacturer and a major axle manufacturer indicate the annual trailer market may be twice this size.

Dtomi estimates the retail market segments as follows:

      -------------------------------------------------------------
      SEGMENT      RETAIL PRICE       % OF UNITS  ATTRACTIVENESS OF
                                                  AIRSPRING AXLETM
      -------------------------------------------------------------
      Low          < $1,000           35%         Low
      -------------------------------------------------------------
      Mid          $1,000 to $4,999   55%         Med - High
      -------------------------------------------------------------
      High         > $5,000           10%         Very High
      -------------------------------------------------------------


We believe that the total market opportunity for the Air Spring AxleTM is the approximately 650,000 trailers a year sold each year in the mid to high-end segments, most of which will be tandem (two axles) designs. Since the design is simple, robust and scalable it is anticipated that many specialty manufacturers will incorporate the Air Spring AxleTM in their products

DISTRIBUTION & MARKETING

Dtomi is marketing the Air Spring AxleTM through a variety of methods, including demonstrations, as it seeks to get early market acceptance. Key rental fleet accounts are a top priority, as are licensing agreements with major trailer manufacturers. Dtomi plans to assume sales and marketing responsibility for sales to rental fleets and will contract the manufacture of trailers to meet its customers' specifications. Through its licensing agreements with other trailer manufacturers, Dtomi will take advantage of the strong product and market presence many of these manufacturers have created. Dtomi will provide technical and marketing support and may also provide components. Initially Dtomi is marketing directly to these key prospects but intends to also use representatives to expand market coverage.

COMPETITION

The Air Spring AxleTM is more costly than traditional leaf spring or torsion axles, but Dtomi believes this premium of the Air Spring AxleTM is more than justified by the benefits the suspension provides.
The benefits of eliminating trailer ramps are well understood and a number of companies offer methods of tilting or lowering the trailer body. Most frequently the tilting mechanism is hydraulically operated. Hydraulic tilt systems are relatively heavy and costly to maintain and the trailer requires a separate suspension system, increasing overall cost. They are typically only used in heavy-duty applications. Dtomi believes hydraulic systems will be at a cost disadvantage to the Air Spring AxleTM. Large air springs are used in heavy-duty trucks and trailers, particularly for sensitive cargoes such as electronic equipment where the air springs provide a softer, less harsh ride. However, the suspension arrangements are such that deflation does not allow for the lowering of the truck or trailer body down to the ground. Dtomi is aware of two niche competitors that use air springs for lowering trailers for horses and motorcycles respectively.

MANUFACTURING

Dtomi will contract out the manufacture of trailers to a number of manufacturers. The key suspension arms and other castings are manufactured to Dtomi's design and are currently only available from one supplier in Australia. However, Dtomi does not anticipate any supply issues with this arrangement.

PRIOR BUSINESS INITIATIVES

Prior to April 2003, Dtomi was engaged in the development of a software system to provide pertinent sales, marketing and sourcing information to both corporate and consumer clientele with particular specialization for the manufacturing industry. There were no revenues from these initiatives in 2003 and further development work has been suspended.

EMPLOYEES

We currently have 2 full-time employees. We anticipate the need to hire additional staff, continue development and refinement of its operations to meet customer needs. We may hire between one to two new employees, which may include a CFO and an engineer during the next 12 months.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

FOR THE THREE MONTHS ENDED MARCH 31, 2004

RESULTS OF OPERATIONS

The Company had no recorded revenues or cost of revenues for the quarter ending March 31, 2004, no change from the quarter ending March 31, 2003.

Sales and marketing expenses increased to $7,809 for the quarter ending March 31, 2004, an increase of 100% over the quarter ending March 31, 2003. This amount represents ongoing marketing initiatives for the Air Spring AxleTM, Company's new suspension product.

General and administrative expenses increased to $56,053 for the quarter ending March 31, 2004, an increase of 914% over expenses of $5,529 for the quarter ending March 31, 2003. General and administrative expenses in this first quarter of 2004 consist primarily of travel and entertainment of $15,906, patent license fees of $30,000, stock transfer agent and filing fees of $2,692 and other general corporate and office expenses. Travel and entertainment reflects trade show visits and demonstration road trips, which were designed to introduce the Air Spring AxleTM to potential customers and gather market feedback.

Interest expense was $4,010 for the quarter ending March 31, 2004, compared to $8,463 for the quarter ending March 31, 2003. This interest expense consists of interest on various loans. The loans balance during this first quarter of 2004 was lower due to various settlements, decreasing the interest expense.

A settlement gain of $4,986 was recognized in the quarter ending March 31, 2004 as the effect of settling a portion of the Company's debts. In the quarter ending March 31, 2003 there was no settlement gain or loss.

Compensation expense for the quarter ending March 31, 2004 was $53,344, compared to ($22,947) for the quarter ending March 31, 2003, an increase of 332% compensation expense for the current period consist of salaries paid to the Company's officer and employee.

In February, a Vice President, Sales & Marketing was hired as part of the company's efforts to accelerate market adoption of the Air Spring AxleTM.

Professional fees decreased to $73,317 for the quarter ending March 31, 2004, a decrease of 13% over such costs for the quarter ending March 31, 2003 at $84,328. These professional fees consist primarily of legal and accounting fees that were incurred as a result of fund raising efforts, audit requirements, interim filings, and drafting securities regulatory documentation.

Consulting fees expense for the quarter ending March 31, 2004 was $137,276, an increase of 1,191% over expenses of $10,630 for the quarter ending March 31, 2003. These consulting fees in this first quarter of 2004 primarily relate to amortization of deferred consulting fees from various stock based consulting agreements previously executed.

Depreciation expense for the quarter ending March 31, 2004 was $790, compared to $7,590 for the quarter ending March 31, 2003. These expenses consist of $281 of depreciation of existing assets, and $509 of depreciation expense of new asset additions.

The net loss for the quarter ending March 31, 2004 is $333,238 (net loss per share of $0.01) compared to the quarter ending March 31, 2003, $124,409 (net loss per share of $.13).

LIQUIDITY AND CAPITAL RESOURCES

The Company does not currently have an adequate source of reliable, long-term revenue to fund operations. As a result, Dtomi is reliant on outside sources of capital funding. There can be no assurances that the Company will in the future achieve a consistent and reliable revenue stream adequate to support continued operations. In addition, there are no assurances that the Company will be able to secure adequate sources of new capital funding, whether it is in the form of share capital, debt, or other financing sources.

Dtomi has cash and cash equivalents of $32,128, total current liabilities of $1,376,000 and total assets of $317,819 at March 31, 2004. The Company continues to incur costs, but has not secured adequate new revenue to cover the costs.

PLAN OF OPERATION FOR THE NEXT 12 MONTHS

Subject to the availability of adequate financing, the Company will continue to focus on quickly bringing its innovative suspension product to market. In support of this the Company expects both sales resources and marketing initiatives will be increased. Efforts will be twofold; first focusing on supplying trailers to rental fleet owners and, secondly, on encouraging trailer manufacturers to license the suspension design and incorporate it into their product offerings. For rental fleets, the Company anticipates it will have the primary sales relationship, but will contract out the manufacture of the trailers. With trailer manufacturers, the Company will only supply certain critical suspension components. Engineering resources are also expected to increase as the Company supports its customers with applications support.

SUBSEQUENT EVENTS QUARTER ENDING MARCH 31, 2004

None.

FOR THE YEAR ENDED DECEMBER 31, 2003

RESULTS OF OPERATIONS

Dtomi had no recorded revenues or cost of revenues for the year ended December 31, 2003, no change from the year ending December 31, 2002. During 2003, Dtomi secured an exclusive patent license to an innovative suspension system for small and medium sized trailers. Dtomi restructured and refocused its business operations to concentrate on further development of the design and take initial steps to take the product to market. These initial sales and marketing efforts did not generate any revenue in 2003.

Sales and marketing expenses increased to $31,784 for the year ending December 31, 2003, an increase of 100% over the year ending December 31, 2002. This amount represents early marketing initiatives for Dtomi's new suspension product.

General and administrative expenses increased to $159,496 for the year ending December 31, 2003, an increase of 150% over expenses of $63,926 for the year ending December 31, 2002. General and administrative expenses in 2003 consist primarily of travel and entertainment of $12,600, payroll processing fees of $5,194, stock transfer agent and filing fees of $22,351 and other general corporate and office expenses.

An impairment loss of $392,559 was recognized during the year ended December 31, 2003 due to the subsequent termination of an Asset Purchase Agreement executed by Dtomi. As a result, the value of an acquired patent was written off as an impairment loss. The impairment loss in 2002 primarily related to computer and equipment written down to its estimated fair market value at December 31, 2002.

Interest expense was $31,726 for the year ending December 31, 2003, compared to $49,000 for the year ending December 31, 2002. This interest expense consists of interest on various loans. The loans balance during 2003 was lower due to various settlements, decreasing the interest expense.

Dtomi issued 2,109,211 shares of common stock in 2003 to settle certain debts. A related net settlement gain of $104,336 was recognized in 2003 based on the fair market value of such shares. A settlement gain of $392,559 was recognized in 2003 as the effect of terminating Dtomi's asset purchase agreement. In 2002 the settlement loss related primarily to a $322,000 stock based settlement of predecessor liabilities.

Compensation expense for the year ending December 31, 2003 was $815,411, compared to $225,596 for the year ending December 31, 2002, an increase of 261% Compensation expense for the current period primarily consists of $564,450 accrued amounts due to the former President under defaulted settlement agreement and $213,460 accrued amounts due under dispute to Dtomi's former Director of Operations.

Professional fees decreased to $360,295 for year ending December 31, 2003, a decrease of 30% over such costs for the year ending December 31, 2002 at $511,725. These professional fees consist primarily of legal and accounting fees that were incurred as a result of fund raising efforts, audit requirements, interim filings, and drafting securities regulatory documentation.

Consulting fees expense for the year ending December 31, 2003 was $677,534, an increase of 755% over expenses of $89,623 for the year ending December 31, 2002. These consulting fees in 2003 primarily relate to various stock based consulting agreements executed throughout the year.

Depreciation expense for the year ending December 31, 2003 was $22,957, compared to $86,363 for the year ending December 31, 2002. These expenses consist of depreciation of old assets which have been disposed of in a settlement of amounts due to an affiliate, and $187 of depreciation expense of new asset additions. The 2002 depreciation included depreciation on computer and equipment assets which were then impaired at December 31, 2002.

License fees for the year ending December 31, 2003 were $90,000, an increase of 100% over the year ending December 31, 2002. These license fees are the result of a new license agreement with an initial payment of $50,000 and a monthly license fee of $10,000.

The net loss for the year ending December 31, 2003 is $2,137,260 (net loss per share of $0.19) compared to the year ending December 31 2002, $1,579,752 (net loss per share of $1.87).

LIQUIDITY AND CAPITAL RESOURCES

Dtomi does not currently have an adequate source of reliable, long-term revenue to fund operations. As a result, Dtomi is reliant on outside sources of capital funding. There can be no assurances that Dtomi will in the future achieve a consistent and reliable revenue stream adequate to support continued operations. In addition, there are no assurances that Dtomi will be able to secure adequate sources of new capital funding, whether it is in the form of share capital, debt, or other financing sources.

Dtomi has cash and cash equivalents of $238,313, total current liabilities of $1,352,209 and total assets of $518,741 at December 31, 2003. Dtomi continues to incur costs, but has not secured adequate new revenue to cover the costs.

PLAN OF OPERATION FOR THE NEXT 12 MONTHS

Subject to the availability of adequate financing, Dtomi will continue to focus on quickly bringing its innovative suspension product to market. In support of this Dtomi expects both sales resources and marketing initiatives will be increased. Efforts will be twofold; first focusing on supplying trailers to rental fleet owners and, secondly, on encouraging trailer manufacturers to license the suspension design and incorporate it into their product offerings. For rental fleets, Dtomi anticipates it will have the primary sales relationship, but will contract out the manufacture of the trailers. With trailer manufacturers, Dtomi will only supply certain critical suspension components. Engineering resources are also expected to increase as Dtomi supports its customers with applications support.

SUBSEQUENT EVENTS AFTER FISCAL YEAR ENDING DECEMBER 31, 2003

In February, consistent with its plan, Dtomi hired a VP Sales & Marketing and has subsequently intensified its sales efforts.

                            DESCRIPTION OF PROPERTY

We lease our principal corporate and executive offices at 200 Ninth Avenue North, Suite 220, Safety Harbor, Florida 34695 and is subleasing office space from New Millennium Media International, Inc., a company affiliated with John "JT" Thatch, a director of Dtomi. We do not currently maintain any investments in real estate, real estate mortgages or securities of persons primarily engaged in real estate activities, nor do we expect to do so in the foreseeable future.

             MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Dtomi's common stock is not traded on a registered securities exchange, or the NASDAQ. Dtomi's common stock is quoted on the OTCBB and was first listed in January 2002, under the symbol "DTOI." The following table sets forth the range of approximate high and low bid quotations recorded in Dtomi's records, for the end of each fiscal quarter since December 31, 2001. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

                FISCAL
                QUARTER ENDING         HIGH BID   LOW BID
                --------------         --------   -------

                December 31, 2003      $1.20      $0.70
                September 30, 2003     $1.05      $0.10
                June 30, 2003          $0.55*     $0.10*
                March 31, 2003         $0.11      $0.02
                December 31, 2002      $0.22      $0.02
                September 30, 2002     $0.23      $0.09
                June 30, 2002          $0.90      $0.25
                March 31, 2002         $2.47      $0.75
                December 31, 2001      $2.25      $0.58

                * Reflects the adjusted price from a 1:20 split on April 7, 2003

On May 10, 2004, the closing bid of Dtomi's common stock on the OTCBB was $0.51 per share.

As of May 10, 2004, we had 28,750,281 shares of common stock issued and outstanding, held by 529 registered shareholders.

The declaration of dividends on our shares is within the discretion of our board of directors and will depend upon the assessment of, among other factors, results of operations, capital requirements and the operating and financial condition of Dtomi. The Board has never declared a dividend. At the present time, we anticipate that all available funds will be invested to finance the growth of our business.

EQUITY COMPENSATION PLAN INFORMATION

--------------------------------------------------------------------------------
                                                             Number of
                                                             securities
                                                             remaining
                                                             available for
                                                             future issuance
                                                             under equity
                                                             compensation plans
                     Number of                               (excluding
   Plan Category     securities to be                        securities
                     issued upon         Weighted-average    reflected in
                     exercise of         exercise price of   category
                     outstanding         outstanding         warrants and
                     options, warrants   options, warrants   rights warrants and
                     and rights          and rights          rights column (a))
                            (a)                 (b)                  (c)
--------------------------------------------------------------------------------
Equity compensation  142,690             $.14                1,857,310
plans approved by
security holders
--------------------------------------------------------------------------------
Equity plans not     3,196,440           $.16                n/a
approved by
security holders
--------------------------------------------------------------------------------

                          TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Pacific Stock Transfer Company located at 500 East Warm Spring Road, Suite 240, Las Vegas, Nevada 89119.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders. We will receive $2,654,457 in proceeds upon exercise of the outstanding warrants, assuming the warrants were exercised on April 8, 2003. We intend to use the proceeds from the exercise of the warrants, if any, for working capital purposes.

                                  LEGAL MATTERS

The law firm of The Otto Law Group, PLLC, has acted as our counsel by providing an opinion on the validity of the securities.

    EXPERTS AND CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                                      AND
                               FINANCIAL MATTERS

The financial statements of Dtomi, Inc., included in this prospectus have been audited by Salberg & Company, P.A., independent certified public accountants, for the years ended December 31, 2003, and 2002, and for the period form April 1, 2003 (inception of current business of Dtomi) to December 31, 2003, each as stated in their report appearing elsewhere herein, and are included in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

No adverse opinion or disclaimer of opinion was issued during the past two years by Salberg & Company, P.A, and no opinion of Salberg & Company, P.A was qualified or modified as to uncertainty, audit scope or accounting principles, except that there was one explanatory paragraph in the audit report for each year ended 2003 and 2002 relating to Dtomi's ability to continue as a going concern.

                      WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form SB-2 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

                                  DTOMI, INC.
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004

                                     INDEX




PART I - FINANCIAL INFORMATION...........................................F-1
   ITEM 1. Financial Statements..........................................F-1
           BALANCE SHEETS................................................F-2
           STATEMENTS OF OPERATIONS......................................F-3
           STATEMENTS OF CASH FLOWS......................................F-4
           NOTES TO FINANCIAL STATEMENTS.................................F-5

                                   DTOMI, INC.
                          (A Development Stage Company)
                                  Balance Sheet
                                 March 31, 2004
                                   (Unaudited)


                                     ASSETS

Current Assets
Cash                                                                $    32,128
                                                                    -----------
TOTAL CURRENT ASSETS                                                     32,128
                                                                    -----------

PROPERTY AND EQUIPMENT, NET                                              25,691
                                                                    -----------

DEFERRED CONSULTING EXPENSE                                             260,000

TOTAL ASSETS                                                        $   317,819
                                                                    ===========

                     LIABILITIES & STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Loans payable                                                           159,000
Accounts payable                                                         73,548
Accounts payable, related party                                              --
Accrued interest                                                         22,619
Due to affiliate                                                          8,436
Convertible debenture                                                    17,000
Accrued license fees                                                     30,000
Accrued compensation                                                    687,407
Other accrued expenses                                                  377,990
                                                                    -----------
TOTAL CURRENT LIABILITIES                                             1,376,000
                                                                    -----------
Stockholders' Deficiency
Preferred stock, $0.001 par value, 25,000,000 shares authorized,
     none issued and outstanding                                             --
Common stock, $0.001 par value, 100,000,000 shares authorized,
     (26,438,289 shares issued and outstanding)                          26,438
Common stock issuable, at par value (7,881,016 shares)                    7,881
Additional paid-in capital                                            7,855,844
Acumulated deficit through March 31, 2003                            (5,702,783)
Deficit accumulated during the development stage                     (2,346,088)
                                                                    -----------
                                                                       (158,708)
Less subscriptions receivable                                           (37,500)
Less deferred consulting fees                                          (861,973)

                                                                    -----------
TOTAL STOCKHOLDERS' DEFICIENCY                                       (1,058,181)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                      $   317,819
                                                                    ===========


                See accompanying notes to financial statements

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                 FROM
                                               THREE MONTHS        THREE MONTHS             APRIL 1, 2003
                                                   ENDED              ENDED       (INCEPTION OF DEVELOPMENT STAGE) TO
                                              MARCH 31, 2004      MARCH 31, 2003             MARCH 31, 2004
                                              --------------      --------------  -----------------------------------
REVENUES                                       $         --        $         --              $         --

Cost of Revenues                                         --                  --                        --
                                               ------------        ------------              ------------

GROSS PROFIT                                             --                  --                        --

OPERATING EXPENSES
Compensation                                         53,344             (22,947)                  891,702
Consulting                                          137,276              10,630                   804,180
Depreciation                                            790               7,590                    16,157
General and administrative                           56,053               5,529                   211,739
License Fee                                              --                  --                    90,000
Professional fees                                    73,317              84,328                   349,284
Rent                                                  5,625              30,816                    27,202
Impairment loss                                          --                  --                   392,559
Sales, marketing and advertising                      7,809                  --                    37,873
                                               ------------        ------------              ------------
TOTAL OPERATING EXPENSES                            334,214             115,946                 2,820,696
                                               ------------        ------------              ------------
Loss from Operations                               (334,214)           (115,946)               (2,820,696)
                                               ------------        ------------              ------------
OTHER INCOME (EXPENSE)
Interest expense                                     (4,010)             (8,463)                  (27,273)
Settlement gain                                       4,986                  --                   501,881
                                               ------------        ------------              ------------
TOTAL OTHER INCOME (EXPENSE), NET                       976              (8,463)                  474,608
                                               ------------        ------------              ------------
NET LOSS                                       $   (333,238)       $   (124,409)             $ (2,346,088)
                                               ============        ============              ============
Basic and Diluted Loss Per Common Share:       $      (0.01)       $      (0.13)             $      (0.12)
                                               ============        ============              ============
Weighted average common shares outstanding       33,658,743             971,021                19,193,705
                                               ============        ============              ============


                 See accompanying notes to financial statements

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                 FROM
                                                   THREE MONTHS     THREE MONTHS            APRIL 1, 2003
                                                     ENDED            ENDED       (INCEPTION OF DEVELOPMENT STAGE) TO
                                                 MARCH 31, 2004    MARCH 31, 2003           MARCH 31, 2004
                                                 --------------    --------------  ----------------------------------
Cash Flows from Operating Activities:
Net Loss                                           $  (333,238)     $  (124,409)           $(2,346,088)
Adjustments to reconcile net loss to net cash
     used in operating activities
Stock based expenses for services                           --          (60,297)               296,748
Gain on debt settlement                                     --               --               (130,495)
Loss on debt settlement                                     --               --                 26,159
Depreciation                                               790            7,590                 16,157
Settlement gain on patent                                   --               --               (392,559)
Impairment loss on patent                                   --               --                392,559
Deferred consulting amortization                       108,526            8,630                570,414
CHANGES IN OPERATING ASSETS AND LIABILITIES:
(Increase) decrease in:
Deferred consulting                                     15,000               --                 40,000
Increase (decrease) in:
Accounts payable                                       (39,886)         103,825                (65,778)
Accounts payable, related party                        (11,734)              --               (272,197)
Accrued compensation, officer                               --           34,850                632,101
Accrued interest and expenses                           65,750            8,463                105,263
Due to affiliate                                          (340)              --                 55,584
Accrued license fees                                    10,000               --                 30,000
                                                   -----------      -----------            -----------
NET CASH USED IN OPERATING ACTIVITIES                 (185,132)         (21,348)            (1,042,132)
                                                   -----------      -----------            -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                     (21,053)              --                (26,668)
                                                   -----------      -----------            -----------
NET USED IN INVESTING ACTIVITIES                       (21,053)              --                (26,668)
                                                   -----------      -----------            -----------

Cash Flows from Financing Activities
Proceeds from affiliate loans                               --           15,408                (15,408)
Proceeds from convertible debentures                        --               --                 37,000
Proceeds from sale of common stock                          --               --              1,079,007
                                                   -----------      -----------            -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                   --           15,408              1,100,599
                                                   -----------      -----------            -----------

Net Increase (Decrease) in Cash                    $  (206,185)     $    (5,940)           $    31,799
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR         238,313            6,269                    329
                                                   -----------      -----------            -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR           $    32,128      $       329            $    32,128
                                                   ===========      ===========            ===========


Supplemental Disclosure of Non-Cash Investing and Financing Activities:

Settlement of $294,530 of debt and $44,616 of
  accrued interest with stock.                              --               --                339,146

Loan payable was converted to a convertible debenture.      --               --                 15,000

Shares issuable reported as deferred consulting        110,671               --                110,671


                 See accompanying notes to financial statements

DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2004
                                   (Unaudited)

NOTE 1 BASIS OF PRESENTATION AND RECENT ACCOUNTING PRONOUNCEMENTS
-----------------------------------------------------------------

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim consolidated financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations and should be read in conjunction with the Company's Annual Report Form 10-KSB for the year ended December 31, 2002.

It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.


NOTE 2 PROPERTY AND EQUIPMENT
-----------------------------

In February, 2003, the Company purchased a 2000 Ford F-250 Pickup Truck for $19,000 cash to be depreciated over 7 years.

In March, 2003, the Company purchased a computer for $2,052 cash to be depreciated over 3 years.


NOTE 3 STOCKHOLDERS' DEFICIENCY
-------------------------------

STOCK ISSUANCES

During the quarter ended March 31, 2004, the Company granted 800,000 common shares to extend an existing consulting agreement by nine months and another 100,000 shares as additional compensation to an existing one-year agreement. The shares were valued at $0.095 per share, or an aggregate value of $85,500. This amount is recognized over the term of the consulting agreements, with $11,375 recognized as consulting expense in the first quarter and $74,125 recorded as a deferred consulting fee component of equity at March 31, 2004.

During the quarter ended March 31, 2004, the Company incurred penalties under the registration rights terms of the recent Regulation D Rule 506 offering for failure to file a registration statement timely. The company is obligated to issue 1,631,265 warrants exercisable at $0.18 per share.

There were warrants to purchase 15,225,098 common shares outstanding at March 31, 2004 at $0.18 per share.

There were options to purchase 3,339,130 common shares at a weighted average exercise price of $0.16 per share at March 31, 2004.

The company became obligated to issue an additional 264,958 common shares under antidilution provisions of a consulting agreement. A deferred consulting expense of 25,171 was reported as a component of equity at March 31, 2004.

NOTE 4 GOING CONCERN
--------------------

As reflected in the accompanying financial statements, the Company has a net loss for the three months ended March 31, 2004 of $333,238, a stockholders' deficiency of $1,058,181 and a deficit accumulated during the development stage of $2,346,088 at March 31, 2004; cash used in operations for the three months ended March 31, 2004 of $185,132, a working capital deficit of $1,343,872 at March 31, 2004, and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues.

NOTE 5 SUBSEQUENT EVENTS
------------------------

On April 6, 2004, the Company executed a consulting agreement to raise up to $2,000,000 in capital through common stock sales and warrants. Compensation for raising the capital will be equal to 10% of the gross proceeds of the offering and 10% warrants at $1.00 exercise price.

During April, 2004, the Company granted 50,000 common shares under a one-year consulting agreement. The shares were valued at $0.095 per share, or $4,750. This amount is recognized over the term of the consulting agreement, with $792 to be recognized as consulting expense in the second quarter of 2004 and $3,958 to be recorded as a deferred consulting fee component of equity at June 30, 2004.

As of December 31, 2003, 13,593,873 shares offered for private placement were issued, with another 547,352 shares issued subsequent to December 31, 2003 (see below). In addition, 100 units consisting of 1,052,652 shares and 1,052,652 warrants issued as a bonus in 2003 are considered to be subject to penalty warrants. The company has calculated 173 penalty warrants due (each warrant consists of the right to purchase 10,526 shares of common stock,for a purchase price of $0.18 per share, through December 31, 2006, upon which the warrant will expire). However, one of the investors had obtained 950,000 shares issued by the transfer agent before a subscription or payment was received. A subscription was then received but the subscription price of $90,250 was never paid. The Company has taken the position that 52.25 of the penalty warrants due this investor will not be issued until the 950,000 shares have been returned or the $90,250 has been paid.

In April, 2004, the Company entered into subscription agreements for the purchase of common stock and a warrant (together, a "Unit Purchase Agreement") for 52 Units at $1,000 per Unit, for proceeds of $35,000 cash and $17,000 of existing convertible debenture. Each Unit consists of 10,526 shares of common stock, and one warrant for the purchase of 10,526 shares of common stock for a purchase price of $0.18 per share, through December 31, 2006, upon which the warrant will expire.

In April, 2004, an investor exercised warrants for 6,316 common shares and paid the exercise price of $0.18 per share for total proceeds of $1,136.

                                  Dtomi, Inc.
                         (A Development Stage Company)

                                    Contents
                                    --------


                                                                          Page
                                                                         ------
Independent Auditors' Report                                              F-1

Balance Sheets                                                            F-2

Statements of Operations                                                  F-3

Statements of Changes in Stockholders' Equity (Deficiency)                F-4

Statements of Cash Flows                                                  F-5

Notes to Financial Statements                                         F-6 - F-25

                          Independent Auditors' Report
                          ----------------------------

To the Board of Directors of:
   Dtomi, Inc.
   (A Development Stage Company)

We have audited the accompanying balance sheet of Dtomi, Inc. (a development stage company) as of December 31, 2003 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years ended December 31, 2003 and 2002 and for the period from April 1, 2003 (inception of development stage) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Dtomi, Inc. (a development stage company) as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 and for the period from April 1, 2003 (inception of development stage) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has net losses in 2003 of $2,137,260, a stockholders' deficiency of $833,468 and an accumulated deficit of $7,715,633 at December 31, 2003; cash used in operations in 2003 of $878,348, a working capital deficit of $1,113,896 at December 31, 2003, and is a development stage company with no revenues. These matters raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 22, 2004

                            DTOMI, INC.
                   (A Development Stage Company)
                           Balance Sheets
                           --------------

                                     ASSETS
                                     ------

                                                                              2003
                                                                     -----------------------

CURRENT ASSETS
Cash                                                                   $            238,313
                                                                     -----------------------
TOTAL CURRENT ASSETS                                                                238,313
                                                                     -----------------------

PROPERTY AND EQUIPMENT, NET                                                           5,428
                                                                     -----------------------

DEFERRED CONSULTING EXPENSE                                                         275,000


TOTAL ASSETS                                                           $            518,741
                                                                     =======================


                     LIABILITIES & STOCKHOLDERS' DEFICIENCY
                     --------------------------------------

CURRENT LIABILITIES

Loans payable                                                                       159,000
Accounts payable                                                                    113,434
Accounts payable, related party                                                      11,734
Accrued interest                                                                     18,608
Due to affiliate                                                                      8,776
Convertible debenture                                                                17,000
Accrued license fees                                                                 20,000
Accrued compensation                                                                687,407
Other accrued expenses                                                              316,250
                                                                     -----------------------
TOTAL CURRENT LIABILITIES                                                         1,352,209
                                                                     -----------------------
STOCKHOLDERS' DEFICIENCY

Preferred stock, $0.001 par value, 25,000,000 shares authorized,
  none issued and outstanding                                                            --
Common stock, $0.001 par value, 100,000,000 shares authorized,
  23,911,478 shares issued and outstanding                                           23,910
Common stock issuable, at par value (9,242,869 shares)                                9,243
Additional paid-in capital                                                        7,746,340
Acumulated deficit through March 31, 2003                                        (5,702,783)
Deficit accumulated during the development stage                                 (2,012,850)
                                                                     -----------------------
                                                                                     63,860
Less subscriptions receivable                                                       (37,500)
Less deferred consulting fees                                                      (859,828)

                                                                     -----------------------
TOTAL STOCKHOLDERS' DEFICIENCY                                                     (833,468)
                                                                     -----------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                         $            518,741
                                                                     =======================







           See accompanying notes to financial statements

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                                                                        FROM
                                                                                                    APRIL 1, 2003
                                                        YEAR ENDED DECEMBER 31,             (INCEPTION OF DEVELOPMENT STAGE)
                                                      2003                   2002                 DECEMBER 31, 2003
                                              ---------------------   --------------------  -------------------------------

REVENUES                                       $                --     $               --    $                          --

Cost of Revenues                                                --                     --                               --
                                              ---------------------   --------------------  -------------------------------

GROSS PROFIT

OPERATING EXPENSES
Compensation                                               815,411                225,596                          838,358
Consulting                                                 677,534                 89,623                          666,904
Depreciation                                                22,957                 86,363                           15,367
General and administrative                                 159,496                 63,926                          155,686
License Fee                                                 90,000                      -                           90,000
Professional fees                                          360,295                511,725                          275,967
Rent                                                        52,393                 56,496                           21,577
Impairment loss                                            392,559                135,429                          392,559
Sales, marketing and advertising                            31,784                      -                           30,064
                                              ---------------------   --------------------  -------------------------------

TOTAL OPERATING EXPENSES                                 2,602,429              1,169,158                        2,486,482
                                              ---------------------   --------------------  -------------------------------

Loss from Operations                                    (2,602,429)            (1,169,158)                      (2,486,482)
                                              ---------------------   --------------------  -------------------------------
OTHER INCOME (EXPENSE)

Other income                                                    --                     --                               --
Interest expense                                           (31,726)               (49,000)                         (23,263)
Settlement gain/loss, net                                  496,895               (361,594)                         496,895
                                              ---------------------   --------------------  -------------------------------

TOTAL OTHER INCOME (EXPENSE), NET                          465,169               (410,594)                         473,632
                                              ---------------------   --------------------  -------------------------------

NET LOSS                                       $        (2,137,260)    $       (1,579,752)   $                  (2,012,850)
                                              =====================   ====================  ===============================

Basic and Diluted Loss Per Common Share:       $             (0.19)    $            (1.87)   $                       (0.14)
                                              =====================   ====================  ===============================

Weighted average common shares outstanding              11,044,163                844,306                       14,389,623
                                              =====================   ====================  ===============================


                 See accompanying notes to financial statements
                                      F-3

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                                                    COMMON STOCK          ADDITIONAL
                                                                         COMMON STOCK                 ISSUABLE             PAID-IN
                                                                    SHARES            AMOUNT     SHARES       AMOUNT       CAPITAL
                                                                    ------            ------     ------       ------       -------

Balance, December 31, 2001                                          $     419,407        419            -          -     2,542,086
Recapitalization - Stock deemed issued to Dtomi, Inc.
  original stockholders                                                   304,950        305            -          -          (305)
Recapitalization - Shares issued to predecessor for
  note and loan settlements                                                54,283         54            -          -           (54)
Settlement for trade creditors of predecessor                              10,000         10            -          -       321,990
Recapitalization adjustment                                                     -          -            -          -       510,530
Common stock issued to former officer                                         750          1            -          -        28,349
Common stock options issued to officer                                          -          -            -          -        64,113
Common stock issued in exchange for loans                                  63,076         63            -          -       913,954
Common stock issued in exchange for accounts payable                       29,934         30            -          -       239,440
Common stock issued for services                                           58,500         59            -          -        81,441
Common stock options issued for debt                                            -          -            -          -        83,994
Common stock options granted to employee                                        -          -            -          -        16,183
Common stock issued upon exercise of options                               30,000         30            -          -           (24)
Net loss, 2002                                                                 -          -             -          -             -
                                                                  ---------------  ---------  -----------  ---------  ------------
Balance, December 31, 2002                                                970,900        971            -          -     4,801,697
Shares issued for asset acqusition                                        711,992        712            -          -        91,847
Shares returned for cancellation of asset acquisition                    (711,992)      (712)           -          -       (91,847)
Stock options issued for services                                               -          -            -          -        41,720
Shares issued for consulitng services                                   6,021,376      6,021      130,000        130       674,911
Shares issued for legal services                                          500,000        500            -          -        64,500
Shares issuable to officer                                                      -          -      500,000        500        64,500
Shares issued upon exercise of stock options                              400,000        400            -          -        19,600
Shares issued to officer                                                        -          -    1,052,600      1,053        98,947
Shares issued under licensor/consultant antidilution
  agreeement                                                                    -          -    6,885,289      6,885       647,218
Shares issued for debt settlements                                      1,665,000      1,665      444,211        444       285,203
Shares issued under $0.13 private placement                                     -          -      230,769        231        29,769
Shares issued under $.095 private placement                             4,497,250      4,497    8,652,372      8,652     1,236,101
Shares and options offering costs                                       1,204,422      1,204            -          -        (1,204)
Offering costs on warrant sale                                                  -          -            -          -       (81,342)
Cash offering costs                                                             -          -            -          -      (101,400)
Amortization of deferred consulting                                             -          -            -          -             -
Fractional share adjustment                                                   158          -            -          -             -
Issuance of issuable shares                                             8,652,372      8,652   (8,652,372)    (8,652)            -
Settlement gain with related party                                              -          -            -          -        37,659
Variable accounting adjustment                                                  -          -            -          -       (71,540)
Net loss, 2003                                                                  -          -            -          -             -
                                                                  ---------------  ---------  -----------  ---------  ------------
BALANCE AT DECEMBER 31, 2003                                        $ 23,911,478   $ 23,910  $ 9,242,869    $ 9,243   $ 7,746,340
                                                                  ===============  =========  ===========  =========  ============



                                                                     ACCUMULATED  SUBSCRIPTIONS       DEFERRED
                                                                       DEFICIT      RECEIVABLE       CONSULTING        TOTAL
                                                                       -------      ----------       ----------        -----

Balance, December 31, 2001                                          (3,998,621)               -                -   (1,456,115)
Recapitalization - Stock deemed issued to Dtomi, Inc.
  original stockholders                                                      -                -                -            -
Recapitalization - Shares issued to predecessor for
  note and loan settlements                                                  -                -                -            -
Settlement for trade creditors of predecessor                                -                -                -      322,000
Recapitalization adjustment                                                  -                -                -      510,530
Common stock issued to former officer                                        -                -                -       28,350
Common stock options issued to officer                                       -                -                -       64,113
Common stock issued in exchange for loans                                    -                -                -      914,017
Common stock issued in exchange for accounts payable                         -                -                -      239,470
Common stock issued for services                                             -                -          (31,452)      50,048
Common stock options issued for debt                                         -                -                -       83,994
Common stock options granted to employee                                     -                -                -       16,183
Common stock issued upon exercise of options                                 -                -                -            6
Net loss, 2002                                                      (1,579,752)               -                -   (1,579,752)
                                                                  ------------  ---------------  ---------------  -----------
Balance, December 31, 2002                                          (5,578,373)               -          (31,452)    (807,156)
Shares issued for asset acqusition                                           -                -                -       92,559
Shares returned for cancellation of asset acquisition                        -                -                -      (92,559)
Stock options issued for services                                            -                -          (41,720)           -
Consulitng services                                                          -                -         (619,562)      61,500
Legal services                                                               -                -                -       65,000
Shares issuable to officer                                                   -                -                -       65,000
Shares issued upon exercise of stock options                                 -          (10,000)               -       10,000
Shares issued to officer                                                     -                -                -      100,000
Shares issued under licensor/consultant antidilution
  agreeement                                                                 -                -         (637,612)      16,491
Shares issued for debt settlements                                           -                -                -      287,312
Shares issued under $0.13 private placement                                  -                -                -       30,000
Shares issued under $.095 private placement                                  -          (52,500)               -    1,196,750
Shares and options offering costs                                            -                -                -            -
Offering costs on warrant sale                                               -                -                -      (81,342)
Cash offering costs                                                          -                -                -     (101,400)
Amortization of deferred consulting                                          -                -          470,518      470,518
Fractional share adjustment                                                  -                -                -            -
Issuance of issuable shares                                                  -           25,000                -       25,000
Settlement gain with related party                                           -                -                -       37,659
Variable accounting adjustment                                               -                -                -      (71,540)
Net loss, 2003                                                      (2,137,260)               -                -   (2,137,260)
                                                                  ------------  ---------------  ---------------  -----------
BALANCE AT DECEMBER 31, 2003                                      $ (7,715,633)       $ (37,500)      $ (859,828)  $ (833,468)
                                                                  ============  ===============  ===============  ===========

                 See accompanying notes to financial statements

                                   Dtomi, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                             From
                                                                                                        April 1, 2003
                                                                       Year Ended December 31,  (Inception of Development Stage)
                                                                 2003                  2002           December 31, 2003
                                                                -----------------   -------------     --------------------
Cash Flows from Operating Activities:
Net Loss                                                        $     (2,137,260)   $ (1,579,752)     $        (2,012,850)
Adjustments to reconcile net loss to net cash
     used in operating activities
Stock based expenses for services                                        236,451         158,694                  296,748
Gain on debt settlement                                                 (130,495)              -                 (130,495)
Loss on debt settlement                                                   26,159               -                   26,159
Other settlement loss                                                          -         361,594                        -
Depreciation                                                              22,957          86,363                   15,367
Impairment loss and other asset write-offs                                     -         135,429                        -
Compensation converted to promissory note                                      -          15,000                        -
Settlement gain on patent                                               (392,559)              -                 (392,559)
Impairment loss on patent                                                392,559               -                  392,559
Deferred consulting amortization                                         470,518               -                  461,888
Changes in operating assets and liabilities:
(Increase) decrease in:
Deferred consulting                                                       25,000               -                   25,000
Increase (decrease) in:
Accounts payable                                                          77,933         264,714                  (25,892)
Accounts payable, related party                                         (260,463)              -                 (260,463)
Accrued compensation, officer                                            666,951          20,456                  632,101
Accrued interest and expenses                                             47,977          34,000                   39,513
Due to affiliate                                                          55,924               -                   55,924
Accrued license fees                                                      20,000               -                   20,000
                                                                -----------------   -------------     --------------------
Net cash used in operating activities                                   (878,348)       (503,502)                (857,000)
                                                                -----------------   -------------     --------------------

Cash Flows from Investing Activities
Purchase of property and equipment                                        (5,615)              -                   (5,615)
Purchase of keywords intangible asset                                          -          (2,400)                       -
                                                                -----------------   -------------     --------------------
Net used in investing activities                                          (5,615)         (2,400)                  (5,615)
                                                                -----------------   -------------     --------------------

Cash Flows from Financing Activities
Proceeds from affiliate loans                                                  -          30,991                  (15,408)
Proceeds from convertible debentures                                      37,000               -                   37,000
Proceeds from exercise of warrants and options                                 -             100                        -
Repayment to former officer                                                    -          (2,450)                       -
Proceeds from sale of common stock                                     1,079,007               -                1,079,007
Proceeds from notes payable                                                    -         483,530                        -
                                                                -----------------   -------------     --------------------
Net Cash Provided by Financing Activities                              1,116,007         512,171                1,100,599
                                                                -----------------   -------------     --------------------

Net Increase in Cash                                            $        232,044    $      6,269      $           237,984
Cash and Cash Equivalents at Beginning of Year                             6,269               -                      329
                                                                -----------------   -------------     --------------------

                                                                -----------------   -------------     --------------------
Cash and Cash Equivalents at End of Year                        $        238,313    $      6,269      $            238,313
                                                                =================   =============     ====================



Supplemental Disclosure of Non-Cash Investing and
 Financing Activities:

Settlement of accounts payable with connon stock                $              -    $    272,311       $                -

Settlement of debt with common stock                            $              -    $    910,867       $                -

Settlement of debt with 70,000 common shares.                   $              -    $     12,500       $                -

Settlement of $294,530 of debt and $44,616 of
  accrued interest with stock.                                  $        339,146    $          -       $           339,146

Loan payable was converted to a convertible
  debenture.                                                   $          15,000    $          -       $            15,000

                 See accompanying notes to financial statements
                                       F-5

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

NOTE 1  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------

      (A) NATURE OF BUSINESS

      Dtomi, Inc. (the Company) entered a new development stage on April 1, 2003. The Company has licensed the patents for an innovative air suspension system for small and medium sized trailers (under 26,000 lb
      GVWR). It plans to develop, market and sell the trailers to both rental fleet owners and trailer manufacturers, primarily in the United States.

      Activities during the development stage include development of the business plan, fundraising activities, development of prototypes and demonstration products, creation of marketing materials and website, presentation of the product to trailer manufacturers and other prospects, development of engineering documentation, development of customer support functions and implementation of other elements of the business plan.

      On January 21, 2002 (the "Recapitalization Date"), pursuant to an asset acquisition agreement, the Dtomi, Inc. purchased substantially all of the assets and certain liabilities of IMG, in exchange for 483,690 shares of the Dtomi's common stock of which 64,283 shares were to be used to settle certain liabilities if IMG. Based on the 419,407 shares to be retained by IMG, IMG obtained an approximate 58% voting interest in the Company. As IMG obtained control of Dtomi, the transaction is accounted for as a recapitalization of IMG. Accordingly, the operations reflected in the accompanying consolidated financial statements represent the historical operations of IMG and the operations of Dtomi, Inc. from the Recapitalization Date.

      (B) USE OF ESTIMATES

      In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reported period. Actual results may differ from these estimates. Significant estimates in 2003 include depreciable lives of equipment, impairment of patents, valuation allowance on deferred tax assets, valuation of equity instruments issued for services, debt or settlements, and valuation of related party settlements. In addition, the Company has recorded an estimated assumed liability of $300,000 relating to the licensor/consultant and a related deferred consulting expense asset. The Company is negotiating a legal matter relating to this liability and should the matter be resolved, the assumed liability and related deferred consulting expense may be reversed. (See Note 8(D))

      (C) CASH EQUIVALENTS

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.



      (D) PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life's of the computer and equipment assets of three years and of the trailer equipment of five years.

      (E) LONG-LIVED ASSETS

      The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the expected future undiscounted cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value, and an impairment loss is recognized.

      (F) ADVERTISING

      In accordance with Accounting Standards Executive Committee Statement of Position 93-7, ("SOP 93-7") costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred.

      (G) STOCK-BASED COMPENSATION

      The Company has elected to account for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS 148 which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

      The Company accounts for stock options issued to non-employees for goods or services in accordance with SFAS 123 and related interpretations.

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      Under Statement 123, non-employee stock-based compensation is accounted for based on the fair value of the consideration received or equity instruments issued, whichever is more readily determinable. However, Statement 123 does not address the measurement date and the recognition period. EITF 96-18 states a consensus that the measurement date should be the earlier of the date at which a commitment for performance by the counterparty is reached or the date at which the counterparty's performance is complete.

      Had compensation cost for the Company's stock-based compensation plan been determined on the fair value at the grant dates for awards under that plan, consistent with Statement of Accounting Standards No 123, "Accounting for Stock Based Compensation" (Statement No. 123), the Company's net loss in 2002 and 2003 would have increased to the pro-forma amounts indicated below.

                                                                              From
                                                                          April 1, 2003
                                                                          (inception to
                                                                           December 31,
                                                 2003           2002           2003
                                              ----------    -----------  ---------------
                                 As
      Net loss                   reported   $ (2,137,260)  $ (1,579,752)  $ (2,012,850)
      Stock-based employee
      compensation expense
      included in reported
      net loss, less expense
      determined under Fair
      value method                          $   (127,789)  $     (5,047)  $   (127,789)
                                Pro forma   $ (2,265,049)  $ (1,584,799)  $ (2,140,639)
      Net loss per share -      As
        basic and diluted       reported    $      (0.19)  $      (1.87)  $      (0.14)
                                Pro forma   $      (0.21)  $      (1.88)  $      (0.15)

      The  effect  of   applying   Statement   No.  123  is  not  likely  to  be
      representative of the effects on reported net income (loss) for future years due to, among other things, the effects of vesting.

      (H) INCOME TAXES

      The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      change in tax rates is recognized in income in the period, which includes the enactment date.

      (I) NET LOSS PER COMMON SHARE

      Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The assumed exercise of common stock equivalents was not utilized since the effect was antidilutive. At December 31, 2003, there were outstanding options to purchase 3,339,130 common shares and warrants to purchase 13,149,662 common shares, which may dilute future earnings per share.

      (J) FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

      The carrying amounts of the Company's short-term financial instruments, including loans payable, convertible debentures, accounts payable, and accrued expenses, approximate fair value due to the relatively short period to maturity for these instruments.

      (K) RECLASSIFICATIONS

      Certain   amounts  in  the  year  2002  financial   statements  have  been
      reclassified to conform to the year 2003 presentation.

      (L) NEW ACCOUNTING PRONOUNCEMENTS

      The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

      In May 2003, the FASB issued SFAS No. 149; Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("SFAS 149") which provides for certain changes in the accounting treatment of derivative contracts. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain provisions that relate to SFAS No. 133

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied prospectively. The adoption of SFAS 149 did not have a material impact on the Company's financial position, results of operations or liquidity.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). This new statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's financial position, results of operations or liquidity.

      In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for the Company for financial statements of interim periods beginning July 1, 2003.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which represents an interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), "Consolidated Financial Statements". ARB 51 requires that a Company's financial statements include subsidiaries in which the Company has a controlling financial interest. That requirement usually has been applied to subsidiaries in which the Company has a majority voting interest. However, the voting interest approach is not effective in identifying controlling financial interests in entities (referred to as " variable interest entities") that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. FIN 46 provides guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. FIN 46 is effective immediately for investments made in variable interest entities after January 31, 2003 and it is effective in the first fiscal year or interim period beginning after June 15, 2003 for investments in variable interest entities made prior to February 1, 2003. The adoption of FIN 46 did not have a material impact on the Company's financial position, results of operations, or liquidity.

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

NOTE 2  GOING CONCERN
---------------------

As reflected in the accompanying financial statements, the Company has a net loss for the year ended December 31, 2003 of $2,137,260, a stockholders' deficiency of $833,468 and an accumulated deficit of $7,715,633 at December 31, 2003; cash used in operations for the year ended December 31, 2003 of $878,348, a working capital deficit of $1,113,896 at December 31, 2003, and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues.

In July 2003, the Company acquired a license for a certain patent, which it plans to commercialize. Management believes this will enhance the Company's ability to raise the additional capital necessary to implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 ASSET ACQUISITION, RESCISSION, NEW PATENT LICENSE, CONSULTING AGREEMENT AND DEFERRED CONSULTING
        ---------------------------------

On April 7, 2003, the Company executed an Asset Purchase Agreement to acquire a patent and assume certain liabilities estimated at $300,000, which were unspecified in the Agreement, relating to that patent in exchange for 711,992 common shares of the Company. The purchase price of $92,559 was based on the 711,992 shares at the contemporaneous offering price of $0.13 per share.

Allocation of the purchase price to the asset and liabilities was estimated as follows:

        Patent              $  392,599
        Liabilities           (300,000)
                              ---------
        Purchase Price      $   92,559
                              =========

The Company subsequently determined that its interests were best served by licensing the Patent rather than acquiring the Patent by an outright purchase. Accordingly, on August 5, 2003, the Company executed that certain Assignment of Patent Rights Agreement ("Assignment of Patent Rights Agreement") pursuant to which the Patent that the Company had previously acquired was assigned to back to the seller/licensor. At the same time, the Company and the seller executed that certain Mutual Release and Termination Agreement ("Mutual Release and Termination Agreement"), pursuant to which the Asset Purchase Agreement was terminated.

In connection with the Patent assignment, the seller resigned from his position as President of the Company, effective July 31, 2003.

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

On July 31, 2003, the Company executed that certain Exclusive Patent License Agreement ("Exclusive Patent License Agreement"), pursuant to which the Company was granted an exclusive right and license to use the Patent. The Exclusive Patent License Agreement became effective on August 5, 2003 for a term of twenty years. An initial payment of $50,000 was required at the signing of the agreement, and thereafter the Company will pay a monthly license fee in the amount of $10,000 beginning on September 1, 2003 through the term of the agreement. At the same time, the Company executed that certain Consulting Services Agreement ("Consulting Services Agreement"), pursuant to which the licensor agreed to provide to the Company, on an as needed basis by Dtomi, forty
(40) hours per month of consulting services, which include advising, consulting, and strategizing on matters relating to the commercialization of the Patent, in consideration for which the Company agreed to grant the consultant/licensor a sufficient quantity of common shares such that the consultant/licensor shall own
(i) thirty percent (30%) of all issued and outstanding shares of the Company upon execution of the agreement; (ii) twenty four point three percent (24.3%) upon the Company receiving at least Six Hundred Thousand Dollars ($600,000) of either investment capital or in-kind consideration; and (iii) twenty-two percent (22%) upon the Company receiving at least One Million Dollars ($1,000,000) of either investment capital or in-kind consideration. For accounting purposes, due to the subsequent termination, the $392,559 value of the patent was written off as impaired at June 30, 2003. In August 2003, upon execution of the Mutual Release and Termination Agreement, the 711,992 shares issuable were cancelled, the $300,000 liabilities were reversed, and a $392,559 settlement gain was recognized. In addition, the $50,000 payment under the new license agreement was expensed as a license fee. However, the estimated $300,000 liability was again assumed under the consulting agreement. Accordingly, the Company recorded other liabilities of $300,000 and a deferred expense asset of $300,000 to be recognized over the term of the consulting agreement. As of December 31, 2003, $25,000 had been charged to consulting expense and $275,000 was deferred as an asset. (See Notes 3, 8(A), 8(D), 11 and 12)

NOTE 4  PROPERTY AND EQUIPMENT
------------------------------

Property and equipment consisted of the following at December 31, 2003:

Trailers                 $ 5,615
Accumulated                 (187)
Depreciation
                          -------
                         $ 5,428
                          =======

At December 31, 2002, the Company evaluated the recoverability of its computers and equipment in accordance with SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Based on its evaluation, an impairment loss of $133,029 was recognized and the assets were reduced to their net estimated fair value of $63,250. The Company was depreciating these assets over their remaining estimated useful life of 25 months. (See below)

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

The Company also recognized an impairment loss of $2,400 related to a "keywords" intangible asset purchased in 2002.

During 2003, $40,480 of computers and equipment net of accumulated depreciation of $22,400 were exchanged to settle debt of $78,139 to an affiliate (see Note
12). Depreciation expense in 2003 was $22,587 and in 2002 was $86,363. The Company depreciated the trailers over a five-year life.

NOTE 5  LOANS PAYABLE
---------------------

See Note 9 for various debt settlements for capital stock during 2003 and 2002.

Loans payable at December 31, 2003 consist of the following:

Loan payable, non-interest bearing,       $ 150,000
unsecured
Loan payable, non-interest bearing,           9,000
unsecured
                                           ---------
                                          $ 159,000
                                           =========

NOTE 6  CONVERTIBLE DEBENTURES AND SETTLEMENT
---------------------------------------------

In April and May 2003, the Company issued two 10% one-year convertible debentures to two individuals for $35,000 and $17,000. The $35,000 was paid for with $20,000 cash and an existing loan balance of $15,000 and the $17,000 was paid for with cash. Upon expiration of one year or a Company filing of a registration statement for any of its securities, whichever is earlier, the holder's principal and accrued interest shall automatically convert based upon a stipulated formula. Based upon the stipulated formula, there was no beneficial conversion feature recorded.

On November 11, 2003, 368,421 common shares were issued in exchange for the $35,000 convertible debenture and accrued interest of $2,503. Under the terms of the convertible debenture, $8,841 worth of stock was due instead of $35,000 worth, which was issued. The company incurred a settlement loss of $26,159 resulting in a credit to equity of $63,662. One convertible debenture of $17,000 remains at December 31, 2003.

NOTE 7   ACCRUED COMPENSATION
-----------------------------

On October 1, 2003 the Company and the president at that time, terminated the president's employment agreement under a settlement agreement. The president was to receive 100,000 common shares and $250,000 in lieu of 500,000 shares previously granted to him. As of December 31, 2003, the Company had not delivered the 100,000 shares, the 500,000 shares or the $250,000 and was in default. Accordingly, all past, present and future amounts became due under the

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

terminated employment agreement. Accrued compensation for all past and future amounts due to this employee at December 31, 2003 was $407,407. (See Note 12)

A former Director of Operations has claimed certain amounts due to him pursuant to a December 2002 employment agreement and prior verbal employment arrangements. The amounts consist of past and future cash compensation under the contract, which totals $280,000 and has been accrued. The employee also claims he is owed options to purchase common stock equivalent to 5% of the outstanding common stock and 250,000 common shares as a settlement outside of the employment contract. The options are reflected as outstanding in Note 9 but the 250,000 shares have not been issued or recorded as outstanding. The Company disputes these amounts and the validity of the contract.

NOTE 8  COMMITMENTS
-------------------

      (A) PATENT LICENSE AND CONSULTING AGREEMENT

      On July 31, 2003, the Company executed an Exclusive Patent License Agreement ("Exclusive Patent License Agreement"), to gain exclusive right and license to use the Patent. The Exclusive Patent License Agreement became effective on August 5, 2003 for a term of twenty years. An initial payment of $50,000 was required at the signing of the agreement, and thereafter the Company will pay a monthly license fee in the amount of $10,000 beginning on September 1, 2003 through the term of the agreement. At the same time, the Company executed a certain Consulting Services Agreement ("Consulting Services Agreement for forty (40) hours per month of consulting services, which include advising, consulting, and strategizing on matters relating to the commercialization of the Patent, in consideration for which the Company agreed to grant the consultant a sufficient quantity of common shares of the Company such that he shall own
      (i) thirty percent (30%) of all issued and outstanding shares of the Company upon execution of the agreement; (ii) twenty four point three percent (25%) upon the Company receiving at least Six Hundred Thousand Dollars ($600,000) of either investment capital or in-kind consideration; and (iii) twenty-two percent (22%) upon the Company receiving at least One Million Dollars ($1,000,000) of either investment capital or in-kind consideration. As of December 31, 2003, 2003 there were 6,885,289 common shares issuable under the contract.

      (B) EMPLOYMENT AGREEMENTS

      On September 22, 2003, the Company executed a 5-year employment agreement (the "Agreement") for a Chief Executive Officer. For the first year, the employee will receive $100,000 per year, payable on a bi-weekly basis, dating back to August 15, 2003. For the duration of the employment period, the employee shall receive a salary at the annual rate of $200,000. Immediately following the effective date of the Agreement, the employee received a signing bonus of $100,000, paid by issuance of 1,052,600 common

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      shares valued at $0.095 per share and warrants to purchase 1,052,600 common shares at an exercise price of $0.18 per share, expiring on December 31, 2005. Under APB 25, the 1,052,600 shares issued were expensed immediately since they were a signing bonus, thus fully vested at the grant date. The employee was also granted options to purchase 910,125 common shares at an exercise price of $0.095 per share, expiring on September 22, 2008. Under APB 25 intrinsic value method, the warrants and options have no value.

      (C) INVESTMENT BANKING AGREEMENTS

      On August 4, 2003, the Company executed a debt/equity funding brokerage agreement (the "Agreement") to seek debt and/or equity financing of up to $5,000,000 for general operating purposes through the private placement of common shares ("Stock"), Units ("Units") consisting of a common share and a warrant ("Warrant(s)") to purchase as common share, the exercise of the Warrants, or the sale of common shares which result from the "Right to Purchase Additional Shares" by private placement investors. The Agreement became effective on September 12, 2003. Compensation for such services shall be a cash commission equal to 10% of the gross amount paid by the investors who purchase the Units and/or exercise the Warrants and/or who exercise the "Right to Purchase Additional Shares" by private placement investors. In addition, common stock purchase warrants ("Company Warrants") to purchase such number of shares of the Company's common stock equal to 10% of the aggregate number of shares of common stock issuable upon the sale of the Units and/or the exercise of the Warrants and/or which result from the "Right to Purchase Additional Shares" by private placement investors shall be issued and shall be exercisable at $0.001 per share for a period of 60 days from the date of issuance. As of December 31, 2003, the Company paid $101,400 cash and 764,422 warrants, which were immediately exercised. Both amounts were charged to additional -paid-in capital against the offering proceeds.

      On December 13, 2003, the Company executed a 3-year investment advisory agreement (the "Advisory Agreement") to assist the Company in raising capital through the sale of convertible notes, as well as assist the company in efforts to seek additional business relationships and advise the company in its negotiations with those who may have an interest in providing capital or pursuing a "Business Combination" with the company. In consideration for the services, the company shall pay a monthly fee of $2,500 and agrees to issue 220,000 common shares upon reaching $500,000 in gross proceeds from the sale of Notes or Units, and an additional 220,000 shares upon reaching $1,000,000 aggregate gross proceeds from the sale of Notes or Units. As of December 31, 2003, 440,000 shares were issued.

      (D) LEGAL MATTERS

      As of December 31, 2003, certain claims were being made against the Licensor relating to a third party alleged interest in the patents being licensed to the Company. The Company is negotiating with the third party

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      to resolve such claims, however, there remains a risk that the third party can influence the patents rights currently licensed to the Company, which could significantly affect the Company's business since the business plan of the Company is solely dependent upon the patent license. (See Notes 3, 8(A), 11 and 12)




NOTE 9   STOCKHOLDERS' DEFICIENCY
---------------------------------

      (A) REVERSE SPLIT

      In April 2003, the Company affected a 1:20 reverse split of its outstanding common stock. All share and per share amounts in the accompanying financial statements have been retroactively restated to reflect the reverse split.

      (B) PREFERRED STOCK

      The Company has authorized 25,000,000 shares of preferred stock. The Board of Directors at its discretion may determine the rights and preferences of the preferred stock.

      (C) COMMON STOCK

      In  January  2002,  pursuant  to  the  recapitalization,   the  original
      stockholders of Dtomi are deemed to have been issued 304,950 common shares of the Company. (See Note 1)

      Pursuant to the recapitalization (See Note 1), 54,283 of the 64,283 common shares were recorded as common stock at par value, with an offsetting charge to additional paid-in capital since they were to be used to settle certain liabilities assumed by Dtomi (see above). At December 31, 2002 there were 10,000 reserved common shares accounted for as a settlement expense in the first quarter of fiscal 2002 at a fair market value of $32.20 per share on the recapitalization date resulting in an expense of $322,000.

      In January 2002, the then President of the Company was granted 15,000 common shares for services rendered. The shares were valued at the trading price on the grant date resulting in a compensation expense of $28,350. The shares were never issued. This individual was also a creditor for a note payable of $12,550. The total amount of the note payable and the 15,000 shares was settled on October 22, 2002 for 85,000 common shares (see below). The Company allocated 15,000 of the settlement shares to the 15,000 shares issuable and 70,000 of the settlement shares to the $15,000 debt resulting in a gain on settlement of $9,400 based on the $.045 per share trading price on the settlement date.

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------


      In May 2002, 59,576 new common shares were issued and 54,283 reserved common shares were transferred to creditors for $910,867 of loans, notes and accrued interest. The shares were valued at $8.00 per share based on the trading price on the settlement date resulting in no gain or loss.

      In May 2002, 29,934 common shares were issued to settle $239,470 in accounts payable. The shares were valued at $8.00 per share based on the trading price at the settlement date resulting in no gain or loss.

      In May 2002, 3,500 common shares were issued for services rendered resulting in a consulting expense of $42,000 based on the $12 per share trading price on the grant date.

      On August 28, 2002, the Company's legal counsel exercised options for 30,000 common shares at $0.0002 per share or an aggregate $6, which was paid for by reducing the accounts payable to the legal counsel.

      On October 22, 2002, the Company granted 5,000 common shares to each of three individuals for services rendered. The trading value of the stock on the grant date was $0.90 resulting in a value for the shares of $4,500, which was recognized immediately as consulting expense.

      On October 22, 2002, a $12,550 note and 750 shares issuable were settled in exchange for a total of 4,250 common shares. The trading value of the stock on the settlement date was $0.90 resulting in a value for the excess 3,500 shares of $3,150. A gain on settlement of $9,400 was recognized.

      On November 25, 2002, the Company authorized and issued 20,000 common shares to be registered on Form S-8 and 30,000 restricted shares for consulting services under a 12-month consulting agreement terminating on November 24, 2003. Since the shares were considered fully vested and non-forfeitable upon issuance, they were valued based on the trading price of $0.70 on the November 25, 2002 measurement date resulting in an aggregate value of $35,000. The $35,000 is being recognized over the 12-month term with $3,548 recognized as consulting expense in 2002 and $31,452 recognized in 2003.

      On December 3, 2002, the Company granted 50,000 common shares under a one-year consulting agreement. The shares were vested immediately resulting in a measurement date and a computed value of $35,000 based on the $0.70 quoted trading price of the stock on the grant date. The Company recognized a consulting expense of $3,548 in 2002 and $31,452 in 2003.

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      In April 2003, the Company issued 400,000 common shares upon exercise of stock options at $0.05 per share. A related subscription receivable of $10,000 remains at December 31, 2003.

      On May 21, 2003 and May 28, 2003, the Company authorized and issued 1,362,334 and 1,000,000 common shares, respectively, for consulting services under 6-month consulting agreements terminating on November 21, 2003 and November 28, 2003. Since the shares were considered fully vested and non-forfeitable upon issuance, they were valued based on the contemporaneous offering price of $0.13 per share, resulting in an aggregate value of $307,103. This amount was recognized over the 6-month term with the total amount of $307,103 recognized as consulting expense through December 31, 2003. In June 2003, the company authorized 1,400,000 common shares for services rendered. These shares are valued at $182,000 based on the contemporaneous offering price of $0.13 share. The Company recorded $65,000 as legal expenses, $52,000 as consulting expenses and $65,000 as compensation on the grant date. Of the 1,400,000 shares, 500,000 were issued by the transfer agent but not delivered to the intended recipient. (See Notes 7 and 12)

      In June 2003, 1,665,000 common shares were issued as settlement of loan payable and related interest of $329,084. The shares were valued based on the contemporaneous offering price of $0.13 per share for a total value of $216,450, which resulted in a gain on settlement of $112,634 during the quarter ended June 30, 2003.

      In June 2003, the Company received $30,000 for 230,769 common shares at $0.13 per share, which are reflected in issuable shares at December 31, 2003.

      During the quarter ended September 30, 2003, the Company initiated a Regulation D, Rule 506 offering of Units to accredited investors at $1,000 per Unit each Unit consisting of (i) 10,526 shares of the Company's common stock and (ii) a warrant to purchase 10,526 shares of the Company's common stock at an exercise price of $0.18 per share, expiring December 31, 2005. The Company may call the warrant at any time after the closing bid price for the common stock of the company has been at or above $0.60 per share for five (5) consecutive trading days. The warrant shall expire 45 days from the date the warrant is called. The purchasers of the Units as a group have the right to elect one Board member from the greater of two years from the closing date of the financing or until such time the holders own less than 25% of the total issued and outstanding shares. After closing of the financing, the Board may not increase outstanding shares of stock, stock options or warrants beyond 15% as long as the Unit holders have a Board seat, unless there is a unanimous vote of the Board. If that vote occurs, existing Unit holders are entitled to purchase additional shares at a 50% discount from the market price as defined. The Company is required to file a registration statement. If the registration statement is not declared effective by January 31, 2004, the Unit holders

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      received penalty warrants equal to a percentage of the warrants, with a 12% maximum, included in the offering as follows:

      January 31, 2004        0%
      February 29, 2004       6%
      March 31, 2004          9%
      April 1, 2004          12%

      During the quarter ended September 30, 2003, pursuant to the Regulation D Unit offering, the Company received subscription agreements for the purchase of 8,652,372 common shares and 8,652,372 warrants at $0.095 per share, or $822,000 of which $804,500 has been received and a subscription receivable of $17,500 has been recorded as of December 31, 2003.

      During the quarter ended September 30, 2003, the Company authorized and issued 1,380,000 common shares for consulting services. The shares were valued at the contemporaneous sale price of $0.095 per share, resulting in an aggregate value of $131,100. This amount is recognized over the term of the consulting agreements, which range from 6 to 60 months, with $40,692 recognized as consulting expense through December 31, 2003 and $90,408 recorded as a deferred consulting fee component of equity at December 31, 2003.

      During the quarter ended September 30, 2003, the Company authorized 5,199,154 common shares pursuant to the anti-dilution terms of a Consulting Agreement. (See Note 4) The shares were valued at $0.095 resulting in an aggregate value of $493,920. This amount is recognized over the 5-year term of the agreement with $41,187 recognized as consulting expense through December 31, 2003 and $452,733 recorded as a deferred consulting fee component of equity at December 31, 2003.

      On September 25, 2003, 550,000 common shares were purchased by an individual under the Regulation D offering, for $52,250 or $0.095 per share cash pursuant to the offering. The investor also received warrants to purchase 55,000 common shares at $0.18 per shares, expiring December 31, 2005.

      In September 2003, 950,000 common shares were issued by the transfer agent in anticipation of receiving subscriptions for 950,000 common shares and warrants for $90,250. The subscriptions were never received but the stock has not yet been cancelled. Accordingly, such shares are not reflected as issued or outstanding in the accompanying financial statements at December 31, 2003.

      In September 2003, 1,052,600 common shares were issued as a signing bonus and $100,000 compensation expense was recognized for the fully vested shares. (See Note 8(B))

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------


      On July 9, 2003, the company authorized 30,000 common shares as consideration for services. The shares were valued at $0.095 per share, or $2,850. This amount is recognized over the 12-month term of the consulting agreement with $1,425 recognized as consulting expense through December 31, 2003 and $1,425 recorded as a deferred consulting fee component of equity at December 31, 2003. The shares are reflected in issuable shares at December 31, 2003.

      In November 2003, the Company settled a $15,000 open loan outstanding with 75,790 common shares and a warrant to purchase 75,790 common shares at an exercise price of $0.18 per share. The shares were valued at $0.095 per share, or $7,200, resulting in a settlement gain of $7,800. The company issued 368,421 common shares and a warrant to purchase 368,421 common shares at an exercise price of $0.18 per share to settle a $35,000 convertible debenture and $2,503 accrued interest. As the debenture was convertible to only 93,060 common shares valued at $8,841, the Company recognized a settlement loss of $26,159. (See Note 6)

      On December 10, 2003, the company authorized 100,000 common shares valued at $0.095 per share, or $9,500, in consideration for equity research services. The shares are reflected in issuable shares at December 31, 2003.

      During the quarter ended December 31, 2003, the Company granted 1,779,042 common shares under one-year consulting agreements and another 100,000 shares to extend an existing agreement by three months. The shares were valued at $0.095 per share, or an aggregate value of $178,509. This amount is recognized over the term of the consulting agreements, with $23,430 recognized as consulting expense in the fourth quarter and $155,079 recorded as a deferred consulting fee component of equity at December 31, 2003.

      During the quarter ended December 31, 2003, pursuant to the Regulation D Unit offering, the Company received subscription agreements for the purchase of 3,947,250 common shares and 3,947,250 warrants at $0.095 per share, or $375,000 of which $365,000 has been received and a subscription receivable of $10,000 has been recorded as of December 31, 2003.

      During the quarter ended December 31, 2003, the company authorized and issued 1,204,422 common shares as commission on raising capital, resulting in a debit to additional paid-in capital of $1,204.

      During the quarter ended December 31, 2003, the Company authorized 1,686,135 common shares pursuant to the anti-dilution terms of a Consulting Agreement. (See Notes 3 and 8(A)) The shares were valued at $0.095 resulting in an aggregate value of $160,183. This amount is recognized over the 5-year term of the agreement with $160,183 recorded as

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      a deferred consulting fee component of equity at December 31, 2003.

      (C) COMMON STOCK WARRANTS

      During the quarter ended December 31, 2003, pursuant to the Regulation D Unit offering, the Company granted 13,149,622 warrants to purchase common shares at an exercise price of $0.18 in conjunction with the issuance of 13,149,622 common shares upon receipt of subscription agreements.

      (D) COMMON STOCK OPTIONS

      Officers, employees or directors of the Company or other such persons who are not employees as the plan administrator shall select are awarded non-transferable incentive or non-qualified options periodically for the purchase of common stock of the Company under the Company's 2001 Stock Option Plan (the "Plan") which authorizes grants for up to 2,000,000 shares of the Company's common stock and was effective December 1, 2001. The options, which typically expire not greater than ten years from the grant date, but may expire earlier as determined by the compensation committee of the Board of Directors, vest as determined by the compensation committee of the Board of Directors. If vesting is not specified, the options shall vest at 20% per year over a period of five years. Upon termination of employment, for any reason other than cause, death, or disability, all rights to exercise options shall terminate three months after the date of employment termination. If termination is due to death or disability, all rights to exercise options shall terminate one year after such date. If termination is for cause, all rights to exercise options shall terminate on the date of employment termination.

      On August 28, 2002, pursuant to the Company's 2001 Stock Option Plan, the Board of Directors granted to the Company's legal counsel, who is a director of the Company, stock options to purchase 30,000 common shares in exchange for $60,000 of accounts payable due. The options were exercisable immediately at $0.0002 per share or an aggregate $6. The options were simultaneously exercised on August 28, 2002 and the $6 was paid with the reduction of accounts payable owned to the legal counsel. The trading value of the common stock on the grant date was $2.80, resulting in a value per share of $2.80 under the Black-Scholes option pricing method in accordance with SFAS 123 using the following assumptions: expected dividend yield 0%, risk-free interest rate of 2.32%, volatility of 129% and a nil term due to immediate exercise. The aggregate value of the options was $83,994, resulting in a settlement loss of $23,994 in 2002.

      On January 28, 2002, the Company granted a variable amount of options pursuant to the employment agreement with its President. The agreement stipulated a grant equal to 10% of the outstanding shares of the Company. Under the variable accounting method of APB 25 and related interpretations, which increases or decreases the related compensation

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      expense at each balance sheet date based on the fair market value of the aggregate options at that date, the Company's compensation expense fluctuated up and down during the year. In November 2002, the employment agreement was amended to fix the quantity of options to 91,590, amend the exercise price to $0.10 and extend the term to November 20, 2005 The compensation expense was adjusted to a final value for the year 2002 of $64,113 based upon the intrinsic value of those options on the amendment date. The intrinsic value per option was computed as the trading price of $0.80 on the amendment date less the exercise price of $0.10 or $0.70. This employment agreement was terminated in October 2003. (See Note 7)

      On December 2, 2002, the Company granted anti-dilutive options under a new employment contract with its Director of Operations. The employee is to receive options to purchase an aggregate 5% of the issued and outstanding common shares during the three term of the contract at an exercise price of $0.20 per share. Accordingly, 51,100 options were issuable to the employee as of December 31, 2002 and 1,284,815 options were issuable at December 31, 2003. The options in 2002 were valued at $16,183 using the intrinsic value method under APB 25 resulting in an immediate compensation expense of $16,182 since the options were fully vested at the grant date. As the ultimate quantity of options to be granted under the agreement is variable based on the 5% provision, the options are accounted for under the variable method with aggregate compensation adjusted up or down based on a revaluation at each balance sheet date. Accordingly, based on the variable method the $16,182 was reversed in 2003 since the intrinsic value became zero.

      Under a 5-year  employment  agreement  with its new  president,  effective
      September 22, 2003, the president was granted options to purchase 1,052,600 common shares exercisable at $0.18 per share, expiring December 31, 2005 and options to purchase 910,125 common shares at $0.095 per share expiring December 31, 2005. Under the intrinsic value method, the options had no value.

      A summary of the options issued to officers and for legal services during 2002 and 2003 and changes during those years is presented below:

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

                                                                  Weighted
                                                 Number of         Average
                                                  Options       Exercise Price
                                              ----------------  ----------------
      Stock Options
      Balance at January 1, 2002                          --   $       --
      Granted                                        172,690   $     0.12
      Exercised                                      (30,000)  $   0.0002
      Forfeited                                           --   $       --
                                              ----------------  ----------------
      Balance at December 31, 2002                   142,690   $     0.14
                                              ================  ================

      Options  exercisable  at  December  31,
        2002                                         142,690   $     0.14
                                              ----------------  ----------------
      Weighted average fair value of options
        granted during the period                              $     1.00
                                                                ================

                                                                  Weighted
                                                 Number of         Average
                                                  Options       Exercise Price
                                              ----------------  ----------------
      Stock Options
      Balance at January 1, 2003                     142,690   $     0.14
      Granted                                      3,196,440   $     0.16
      Exercised                                           --   $       --
      Forfeited                                           --   $       --
                                              ----------------  ----------------
      Balance at December 31, 2003                 3,339,130   $     0.16
                                              ================  ================

      Options  exercisable  at  December  31,
        2003                                       3,339,130   $     0.16
                                              ----------------  ----------------
      Weighted average fair value of options
        granted during the period                              $    0.095
                                                                ================

      The following table summarizes information about employee stock options outstanding at December 31, 2003:

                  Options Outstanding                         Options Exercisable
--------------------------------------------------------  -----------------------------
                                  Weighted
                    Number        Average      Weighted                       Weighted
    Range of     Outstanding     Remaining     Average        Number          Average
    Exercise     at December     Contractual   Exercise    Exercisable at     Exercise
      Price        31, 2003         Life        Price     December 31,2003     Price
    ----------- ---------------  -----------  ----------  ----------------  -----------
 $        0.10          91,590   3.89 Years  $     0.10            91,590  $      0.10
    0.095-0.18       1,962,725   2.00 Years        0.14         1,962,725         0.14
          0.20       1,284,815   1.92 Years        0.20         1,284,815         0.20
                ===============               ==========  ================  ===========
                     3,339,130               $     0.16         3,339,130  $      0.16
                ===============               ==========  ================  ===========

NOTE 10  INCOME TAXES
---------------------

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

There was no income tax expense for the years ended December 31, 2003 and 2002 due to the Company's net losses.

The Company's tax expense differs from the "expected" tax expense (benefit) for the years ended December 31, 2003 and 2002, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                                  2003         2002
                                                ---------    ---------
       Computed "expected" tax expense       $  (726,668)  $ (537,116)
       (benefit)
       Equity based expenses                     264,693       53,956
       Change in valuation allowance             461,975      483,160
                                                ---------    ---------
                                             $        --   $       --
                                                =========    =========

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2003 are as follows:

       Deferred tax assets:
       Net operating loss carryforward        $  2,304,666
                                                -----------
       Total gross deferred tax assets           2,304,666
       Less valuation allowance                 (2,304,666)
                                                -----------
       Net deferred tax assets                $         --
                                                ===========

The Company has a net loss carryforward of approximately $6,778,000 at December 31, 2003. Due to a change in business on April 1, 2003, approximately $5,500,000 of this is not useable.

The valuation allowance at January 1, 2003 was $1,842,691. The net change in valuation allowance during the year ended December 31, 2003 was an increase of $461,975.

NOTE 11   CONCENTRATIONS
------------------------

      (A) CONCENTRATION OF CREDIT RISK

      The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. At December 31, 2003, the Company had $38,313 in United States bank deposits, which exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2003.

      (B) CONCENTRATION OF PATENT LICENSE

      The Company licenses its technology under a patent license with a principal stockholder/consultant ("Licensor") The principal stockholder became a principal stockholder by virtue of the 22% anti-dilution clause of the consulting agreement (see Note 3). As of December 31, 2003, certain

                                  DTOMI, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

      claims are being made against the licensor regarding a third party interest in the patents. There remains a risk that the third party can influence the patents rights currently licensed to the Company which could significantly affect the Company's business since the business plan of the Company is solely dependent upon the patent license. (See Notes 3 and 8(A))



NOTE 12   RELATED PARTIES
-------------------------

In October 2003, the Company settled the $78,139 due to affiliate by exchanging it for the $40,480 of net property and equipment. A settlement gain of $37,659 was recognized. (See Note 4)

The Company pays rent to the above affiliate where a former president and current director of the Company is also an officer of the affiliate. Rent is $4,800 per month. Total fees paid or accrued in 2003 and 2002 were $48,632 and $52,800.

The  Company  uses  certain   administrative  and  accounting  resources  of  an
affiliate. Expenses during 2003 and 2002 were $7,812 and $863, respectively.

Certain amounts are due to the former president who is a current Director of the Company (see Note 7).

The Company has $11,734 due to its outside legal counsel firm. The principal of that firm is a director of the Company. Legal expenses from this firm were $309,460 and $440,278 in 2003 and 2002, respectively.

The Company licenses its patents from a principal stockholder/consultant. (See Notes 3, 8(A), 8(D) and 11).

NOTE 13  SHARE EXCHANGE AGREEMENT AND TERMINATION FEE
-----------------------------------------------------

On October 2, 2002, the Company executed a binding Share Exchange Agreement (the "Agreement") with a New York Limited Liability Company (the "LLC"), to purchase all of the units of ownership. The terms of the Share Exchange Agreement provided for a closing no later than October 31, 2002. In December 2002, the Company executed a revision to the Agreement to extend the closing date for a $25,000 fee to be applied to future consulting or to be used, as a termination fee of the purchase does not close. As of December 31, 2002, management expected that the purchase would not close and accordingly expensed the $25,000 as a settlement fee since recoverability of the fee was not likely.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Registrant's bylaws, the Registrant shall indemnify all of its officers and directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Nevada Business Corporations Act, as now enacted or hereafter amended. Unless otherwise approved by the Registrant's board of directors, the Registrant shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to our bylaws.

Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Registrant's Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Nevada law (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors to our stockholders to the fullest extent permitted by Nevada law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since January 1, 2002, we issued the following securities, none of which have been registered under the Securities Act of 1933, as amended:

On January 21, 2002, we offered and sold to International Manufacturer's Gateway, Inc., a Delaware corporation ("IMG") 483,690 shares of common stock in connection with an Asset Purchase Agreement dated January 20, 2002, by and between Dtomi and IMG. The offering to IMG was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

On January 28, 2002, we offered and sold to our then acting Chief Executive Officer, President, Treasurer and Director, John "JT" Thatch an option to purchase 91,590 shares of our common stock at an exercise price of $0.20 per share in exchange for Mr. Thatch's services to Dtomi. The option vested on January 28, 2002. The offering to Mr. Thatch was made in reliance on the exemption from registration afforded by Section 4(2) of the Act.

On April 7, 2003, pursuant to an Asset Purchase Agreement by and between Dtomi and John Simpson, we offered and sold 711,992 shares of our common stock to Mr. Simpson in exchange for the patent on which the Air Spring Axle system is based. No commissions or fees were paid in connection with the offering. The offering to Mr. Simpson was made in reliance on the exemption from registration provided by Section 4(2) of the Act.

On May 5, 2003, we offered and sold an aggregate of 153,847 shares of our common stock to one investor. We received total proceeds of $20,000 from this offering. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act.

On May 8, 2003, we offered and sold an aggregate of 76,922 shares of our common stock to one investor. We received total proceeds of $10,000 from this offering. No commissions or fees were paid in connection with the offering. The offering was made pursuant to Rule 903(b)(3) of Regulation S of the Act.

On June 3, 2003, we offered and sold an aggregate of 2,065,000 shares of our common stock to nine investors in exchange for the cancellation of debt accrued by Dtomi to the investors. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act.

On September 8, 2003, we offered and sold an aggregate of 80,000 shares of our common stock to two investors in exchange for certain services rendered to Dtomi. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by
Section 4(2) of the Act.

On September 29, 2003, we offered and sold 142.5 units, each unit consisting of 10,526 shares of common stock and a warrant to purchase an additional 10,526 shares of our common stock to 1 investor. We received total proceeds of $111,250 from this offering and are still owed $31,250. No commissions or fees were paid in connection with the offering. The offering was made pursuant to Rule 903(b)(3) of Regulation S of the Act.

On September 30, 2003, offered and sold an aggregate of 1,056,000 shares of our common stock and a warrant to purchase an additional 1,056,000 shares of common stock to John Haddock, Dtomi's chief executive officer, as partial consideration for his services to Dtomi. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act.

On October 29, 2003, we offered and sold 927 units, each unit consisting of 10,526 shares of common stock and a warrant to purchase an additional 10,526 shares of our common stock to 37 investors. No commissions or fees were paid in connection with the offering. We received total proceeds of $927,000 cash from this offering and cancelled $42,000 debt. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Rule 506 promulgated pursuant to Regulation D of the Act.

On November 17, 2003, we offered and sold 260 units, each unit consisting of 10,526 shares of common stock and a warrant to purchase an additional 10,526 shares of our common stock to 5 investors. No commissions or fees were paid in connection with the offering. We received total proceeds of $260,000 from this offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Rule 506 promulgated pursuant to Regulation D of the Act.

On December 22, 2003, we offered and sold an aggregate of 230,000 shares of our common stock to five investors in exchange for consulting services to Dtomi by each investor. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by
Section 4(2) of the Act.

On December 22, 2003, we offered and sold an aggregate of 30,000 shares of our common stock to one investor in exchange for consulting services to Dtomi by such investor. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by
Section 4(2) of the Act, and Rule 506 promulgated pursuant to Regulation D of the Act.

On December 22, 2003, we offered and sold an aggregate of 4,400,000 shares of our common stock to one investor in exchange for investment advisory services to Dtomi by the investor. No commissions or fees were paid in connection with the offering. The offering was made pursuant to Rule 903(b)(3) of Regulation S of the Act.

On December 22, 2003, we offered and sold an aggregate of 764,422 shares of our common stock to five investors in exchange for debt/equity funding brokerage services to Dtomi by each investor. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act with respect to four of the offerees and pursuant to Rule 903(b)(3) of Regulation S of the Act with respect to one offeree.

On December 22, 2003 we offered and sold 10 units, each unit consisting of 10,526 shares of common stock and a warrant to purchase an additional 10,526 shares of our common stock to one investor. We received a promissory note for $10,000, which note was subsequently paid with $10,000 cash. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Rule 506 promulgated pursuant to Regulation D of the Act.

On January 13, 2004, the Company offered and sold an aggregate of 900,000 shares of common stock to two purchasers pursuant to a consulting agreement by and between the Company and each purchaser. No commission or other remuneration was paid in connection with the offering. The Company relied upon the exemption from registration provided by Rule 506 of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended (the "Act").

On April 2, 2004, the Company issued warrants to purchase an aggregate of 1,691,323 shares of common stock of the Company, at an exercise price of $0.18 per share, at any time prior to December 31, 2006. Pursuant to the Unit Purchase Agreement, the Company failed to timely register certain securities and was, therefore, obligated to issue additional warrants as a "penalty." The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Rule 506 promulgated pursuant to Regulation D of the Act.

On April 29, 2004, we offered and sold an aggregate of 50,000 shares of our common stock to one investors in exchange for marketing services to Dtomi by the investor. No commissions or fees were paid in connection with the offering. The offering was made pursuant to Rule 903(b)(3) of Regulation S of the Act.

ITEM 16. EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts that we have entered into within the two years preceding the date of this Registration Statement:

ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Safety Harbor, state of Florida, on June 3, 2004.

                                         DTOMI, INC.


                                         By: /s/ John Haddock
                                             -----------------------------------
                                             John Haddock
                                             Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on June 3, 2004.




                                         By: /s/ David M. Otto
                                             -----------------------------------
                                             David M. Otto
                                             Chairman of the Board and Secretary




                                  EXHIBIT INDEX

--------------------------------------------------------------------------------
Exhibit
Number   Title
--------------------------------------------------------------------------------
2.1      Asset Purchase Agreement, dated January 20, 2002, by and between
         Dtomi, Inc. and International Manufacturers Gateway, Inc.
         (incorporated by reference to the Company's Current Report on Form 8-K filed on January 29, 2002)
--------------------------------------------------------------------------------
2.2 Asset Purchase Agreement, dated April 7, 2003, by and between Dtomi, Inc. and John Simpson (incorporated by reference to the Company's Current Report on Form 8-K filed on April 10, 2003)
--------------------------------------------------------------------------------
3.1.1 Articles of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form 10-SB 12G/A filed on November 26, 1999)
--------------------------------------------------------------------------------
3.1.2 Certificate of Amendment to Articles of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form 10-SB 12G/A filed on November 26, 1999)
--------------------------------------------------------------------------------
3.1.3 Certificate of Amendment to Articles of Incorporation of the Company filed October 25, 2001 (incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed on December 18, 2001)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Exhibit
Number   Title
--------------------------------------------------------------------------------
3.2 Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form 10-SB 12G/A filed on November 26, 1999)
--------------------------------------------------------------------------------
4.1      Form of Common Stock Purchase Warrant Certificate
--------------------------------------------------------------------------------
4.2      Form of Penalty Common Stock Purchase Warrant Certificate (see Exhibit
         4.1)
--------------------------------------------------------------------------------
5.1      Opinion of The Otto Law Group, PLLC
--------------------------------------------------------------------------------
10.1 Stock Purchase Agreement, dated September 24, 2001, by and among J. Stephen Barley, Sarah Dankert, Michael Schliman, Zaida Torres and Copper Valley Minerals Ltd. (incorporated by reference to the
         Company's Current Report on Form 8-K filed on October 11, 2001)
--------------------------------------------------------------------------------
10.2 Dtomi, Inc. 2001 Stock Option Plan (incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed on December 18, 2001)
--------------------------------------------------------------------------------
10.3     International  Manufacturers  Gateway,  Inc.  2000  Stock  Option  Plan
         (incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed on December 18, 2001)
--------------------------------------------------------------------------------
10.4 Employment Agreement by and between Dtomi and Michael Alon (incorporated by reference to the Company's Current Report on Form 8-K filed on October 11, 2002)
--------------------------------------------------------------------------------
10.5 Employment Agreement by and between Dtomi and Michael Korff (incorporated by reference to the Company's Current Report on Form 8-K filed on October 11, 2002)
--------------------------------------------------------------------------------
10.6 Employment Agreement, dated November 21, 2002, by and between the Company and John "JT" Thatch (incorporated by reference to the Company's Annual Report on Form 10-KSB filed on April 15, 2003)
--------------------------------------------------------------------------------
10.7 Employment Agreement, dated September 22, 2003, by and between the Company and John Haddock (incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed on November 14, 2003)
--------------------------------------------------------------------------------
10.8 Assignment of Patent Rights, dated July 18, 2003, by and between Dtomi and John Simpson (incorporated by reference to the Company's Current Report on Form 8-K filed on July 18, 2003)
--------------------------------------------------------------------------------
10.9 Mutual Release and Termination, dated July 18, 2003, by and between Dtomi and John Simpson (incorporated by reference to the Company's Current Report on Form 8-K filed on July 18, 2003)
--------------------------------------------------------------------------------
10.10 Exclusive Patent License Agreement, dated July 31, 2003, by and between Dtomi and John Simpson (incorporated by reference to the Company's Current Report on Form 8-K filed on July 18, 2003)
--------------------------------------------------------------------------------
10.11 Consulting Services Agreement, dated July 31, 2003, by and between Dtomi and John Simpson (incorporated by reference to the Company's Current Report on Form 8-K filed on July 18, 2003)
--------------------------------------------------------------------------------
10.12 Amendment No. 1 to Consulting Services Agreement, 13, 2004, by and among Moshe Grauman and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on February 6, 2004)
--------------------------------------------------------------------------------
10.13 Amendment No. 2 to Consulting Services Agreement, dated January 13, 2004, by and among Cambridge Securities Group and Dtomi, Inc. (incorporated by reference to the Company's registration statement for on Form S-8 filed on February 6, 2004)
--------------------------------------------------------------------------------
10.14 Consulting Services Agreement, dated December 2, 2003, by and between Azalea Group Ltd. PA and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on December 3, 2003)
--------------------------------------------------------------------------------
10.15 Consulting Services Agreement, dated November 25, 2003, by and between Excipio Group S.A. and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on December 2, 2003)
--------------------------------------------------------------------------------
10.16 Consulting Services Agreement, dated October 10, 2003, by and between Christian Haneder and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on October 17, 2003)
--------------------------------------------------------------------------------
10.17 Consulting Services Agreement, dated October 10, 2003, by and between Eric Okamoto, M.D. and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on October 17, 2003)
--------------------------------------------------------------------------------
10.18    Amendment No. 1 to Consulting Services Agreement, dated October
         10, 2003, by and between Cambridge Securities Group and Dtomi, Inc. (incorporated by reference to the Company's registration statement for on Form S-8 filed on October 17, 2003)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Exhibit
Number   Title
--------------------------------------------------------------------------------
10.19 Consulting Services Agreement, dated August 21, 2003, by and between Moshe Grauman and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on September 19, 2003)
--------------------------------------------------------------------------------
10.20 Consulting Services Agreement, dated September 5, 2003, by and between Bishops Gate Partners, Inc. and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on September 19, 2003)
--------------------------------------------------------------------------------
10.21 Consulting Services Agreement, dated September 5, 2003, by and between Cambridge Securities Group and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on September 19, 2003)
--------------------------------------------------------------------------------
10.22 Engagement Agreement, dated October 22, 2001, by and between The Otto Law Group, PLLC and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on June 11, 2003)
--------------------------------------------------------------------------------
10.23 Consulting Services Agreement, dated May 21, 2003, by and between Francesco Pasquali, and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on June 11, 2003)
--------------------------------------------------------------------------------
10.24 Consulting Services Agreement, dated May 28, 2003, by and between Edward Klaeger and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on June 11, 2003)
--------------------------------------------------------------------------------
10.25 Consulting Services Agreement, dated May 21, 2003, by and between San Rafael Consulting Group, LLC, and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on June 11, 2003)
--------------------------------------------------------------------------------
10.26 Consulting Services Agreement, dated May 21, 2003, by and between Bishops Gate Partners, Inc. and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on June 11, 2003)
--------------------------------------------------------------------------------
10.27 Consulting Services Agreement, dated May 28, 2003, by and between Joel Fedder and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on June 11, 2003)
--------------------------------------------------------------------------------
10.28 Consulting Services Agreement, dated May 28, 2003, by and between Andrew Fisher and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on June 11, 2003)
--------------------------------------------------------------------------------
10.29 Consulting Services Agreement, dated May 28, 2003, by and between Teresa Ruddle and Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on June 11, 2003)
--------------------------------------------------------------------------------
10.30 Consulting Services Agreement, dated May 28, 2003, by and between The Rangeley Company (C.I.), Ltd. And Dtomi, Inc.
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on June 11, 2003)
--------------------------------------------------------------------------------
10.31 Consulting Agreement, dated November 25, 2002, by and between Dtomi, Inc. and Jaime S. Gomez
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on November 26, 2002)
--------------------------------------------------------------------------------
10.32 Non-Qualified Stock Option Agreement, dated August 27, 2002, by and between Dtomi, Inc. and The Otto Law Group, PLLC
         (incorporated by reference to the Company's registration statement for on Form S-8 filed on August 28, 2002)
--------------------------------------------------------------------------------
23.1     Consent of Salberg & Company, P.A.
--------------------------------------------------------------------------------
23.2     Consent of the Otto Law Group, PLLC (contained in Exhibit 5.1)
--------------------------------------------------------------------------------